EXHIBIT 10.48

EXECUTION COPY

Dated August 14, 2003
as amended and restated on December 29, 2003

between

BNP PARIBAS BANK N.V.
as Transferee

and

INGRAM MICRO DISTRIBUTION GMBH
as Originator

and

COMPU-SHACK-ELECTRONIC GMBH
as Originator

and

INGRAM MICRO HOLDING GMBH
as Depositor

GERMAN MASTER RECEIVABLES TRANSFER AND SERVICING AGREEMENT

HENGELER MUELLER

RECHTSANWÄLTE

HENGELER MUELLER	BNP / Ingram
GMRTSA Update

TABLE OF CONTENTS

PART I. DEFINITIONS - INTERPRETATION		5
1.	Definitions	5
2.	Interpretation	5
PART II. PURPOSE - TERM - CONDITIONS PRECEDENT		6
3.	Purpose	6
4.	Effective Date - Termination	6
5.	Conditions Precedent	6
PART III. TRANSFER OF RECEIVABLES		8
6.	Transferable Receivables	8
7.	Eligible Receivables	8
8.	Eligible Debtors	10
9.	Conditions of Transfer	10
10.	Transfer of Receivables	11
11.	Warranties of Compliance	13
PART IV. INFORMATION - PROGRAM MANAGEMENT		13
12.	Information Obligations of the Originators	14
13.	Calculation and Determination of the Financing Conditions by the Transferee	14
14.	Transactions to be carried out during the Replenishment Period	14
15.	Transactions to be carried out during the Redemption Period or any Temporary Redemption Period	14
PART V. SERVICING AND COLLECTION OF RECEIVABLES		15
16.	Servicing Obligations of the Originators	15
17.	Equivalent Payments	16
18.	Servicing Mandate	17
19.	Obligations of the Originators in respect of Collections	18
20.	Renegotiations	18
21.	Authority to Sue and be Sued	19
22.	Payments of Collections	19
23.	Diligence Obligations of the Originators	20
24.	Retransfer to the Originators	21
25.	Onward Transfer by the Transferee	22
PART VI. FINANCING		23
26.	Characteristics of the Financing	23
27.	Maximum Financing Amount	24
28.	Issuer of Reference	25
29.	Transfer Fee	25
30.	Management Fee	26
PART VII. DEPOSITS		26
31.	Creation of Deposits on the Initial Transfer Date	26
32.	Change in the Subordinated Deposit	26
33.	Change in the Complementary Deposit	28
34.	Cash Collateral	29
35.	Increase of the Cash Collateral	29
36.	Release of the Cash Collateral	29
37.	Immobilization Fee	29
PART VIII. REPRESENTATIONS AND WARRANTIES - COVENANTS		30
38.	Representations and Warranties	30
39.	Covenants	32

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PART IX. EVENTS OF DEFAULT		33
40.	Events of Default and Termination of the Transferee’s Commitment	33
41.	Remedies upon the Occurrence of an Event of Default or a Termination of the Transferee’s Commitment	37
PART X. MISCELLANEOUS		38
42.	Payments and Currency for Payments	38
43.	Waiver	39
44.	Late payment Interests	39
45.	Taxes	39
46.	Change in Circumstances	40
47.	Expenses	41
48.	Sub-contracting and Substitution	41
49.	Confidentiality	41
50.	Benefit of the Agreement	42
51.	Notices, Communication and Documents	42
52.	Exercise of Rights	44
53.	Language	44
54.	Indivisibility	44
55.	Governing Law - Jurisdiction - Counterparts	44
SCHEDULE 1 Glossary		46
SCHEDULE 2 Offer Form		62
SCHEDULE 3 Form of Statement and Portfolio Files		64
SCHEDULE 4 Financing Conditions		72
SCHEDULE 5 Timetable		76
SCHEDULE 6 Retransfer Form		77
SCHEDULE 7 Calculation of the Daily and Transfer Fees		79
SCHEDULE 8 Trigger Event		83
SCHEDULE 9		86
SCHEDULE 10 Calculation of the Subordinated Deposit Rate		89
SCHEDULE 11A Form of the Originator’s Auditors Certificate (Effective Date)		91
SCHEDULE 12A Form of the Managing Director’s Certificate (Effective Date)		93
SCHEDULE 12B Form of the Managing Director’s Certificate		95
SCHEDULE 13 Form of legal opinion of in-house counsel of the Guarantor		97
SCHEDULE 14 Management Procedures		99
SCHEDULE 15 Form of ERoT-Certificate		122
SCHEDULE 16 Part I: US Guarantee (Collections)		123
	Part II: US Guarantee (Fees)	135
SCHEDULE 17 Liquidity Fees		147
SCHEDULE 18A Confirmation of Program Continuation upon an ERoT Withdrawal Event		148

HENGELER MUELLER	BNP / Ingram
GMRTSA Update

THIS AGREEMENT originally made on August 14, 2003 is hereby amended and restated on December 29, 2003.

BETWEEN:

1.	(a)	INGRAM MICRO DISTRIBUTION GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung), having its registered offices at Heisenbergbogen 3, 85609 Aschheim, Germany, registered in the commercial registry of the Lower Local Court (Amtsgericht) München under registration number HRB 76025;

	(b)	COMPU-SHACK-ELECTRONIC GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung), having its registered offices at 56564 Neuwied, Ringstraße 56-58, Germany, registered in the commercial registry of the Lower Local Court (Amtsgericht) Neuwied under registration number HRB 1470;

(each of the parties listed under l(a) and (b), hereinafter referred to as the “Originator” and collectively, the “Originators”).

2	BNP PARIBAS BANK N.V., a Dutch limited liability company (naamloze vennootschap), licensed as a credit institution, having its registered offices at Herengracht 477, Postbus 10042, NL - Amsterdam, 1101 EA, registered with the Chamber of Commerce in Amsterdam under the number 33 166 364, hereinafter referred to as the “Transferee”.

3.	INGRAM MICRO HOLDING GMBH, a German limited liability company (Gesellschaft mit beschränkter Haftung), having its registered offices at 85609 Aschheim, Heisenbergbogen 3, registered in the commercial registry of the Lower Local Court (Amtsgericht) München under registration number HRB 99636, whose representatives on the signature page are duly authorized for the purposes of this Agreement, hereinafter referred to as the “Depositor”.

NOW, THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

WHEREAS:

(A)	The Originators’ business consists of the distribution, sale and purchase of hardware and software products, the importation and exportation of such products and any other activity in connection with the distribution of such materials.

(B)	The Originators have agreed to a securitization program of five (5) years with respect to certain Receivables originated by them.

(C)	Due to the affiliation of the Originators to the Ingram Micro Group, the Transferee has accepted the offer made to it by the Originators to purchase, from time to time, Receivables under the terms and subject to the conditions set forth in this Agreement, provided in particular that:

-	the payment of such Receivables by the Debtors will be secured by means of a Subordinated Deposit made by the Depositor in favor of the Transferee;

-	the Debtor Payments will be paid to the Collection Accounts;

-	the wire transfer of Debtor Payments, the payment of Equivalent Payments and Retransfer Payments and the payment of the Total Fees and Expenses to the Transferee will be guaranteed by Ingram Micro Inc.; and

-	the various fees payable to the Transferee in connection with the financing granted by it to

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the Originators, will be based upon the refinancing costs of Eliopée Limited, named as Issuer of Reference in the area of the securitization of receivables and other financial assets.

PART I. DEFINITIONS - INTERPRETATION

1.	Definitions

Capitalized terms and expressions in this Agreement shall have the same meaning as ascribed to such terms and expressions in the glossary (the “Glossary”) attached hereto as Schedule 1. This Agreement, including the recitals, the Schedules and each instrument delivered by any Party pursuant to its terms shall form a single agreement.

2.	Interpretation

A.	Parts and Clauses headings (including paragraphs headings) and the table of contents have been inserted exclusively to facilitate referral and shall not be used to interpret this Agreement.

B.	In this Agreement, unless the context otherwise requires:

(a)	a “Part” or “Clause” or “Schedule” is a reference to a part, clause or schedule to this Agreement, and references to the Agreement include its whereas and Schedules; references to the “Parties” refer to the Originators, to the Depositor and to the Transferee.

(b)	words in the plural shall cover the singular and vice versa;

(c)	unless otherwise stipulated, reference to the time of the day refers to the time in Paris, France;

(d)	references to a month shall mean:

-	a period starting on a given day in a calendar month and ending on the numerically corresponding day in the next calendar month; or

-	if the corresponding day is not a Business Day, a period ending on the first Business Day following the corresponding day unless such following day falls in the next calendar month, in which case the period shall end on the Business Day immediately preceding the corresponding day; or

-	if the period starts on the last Business Day of a calendar month, or if there is no numerically corresponding day in the next calendar month, a period ending on the last Business Day of the next calendar month;

(e)	reference to a person includes its successors, transferees and assignees;

(f)	reference to a document means that document as novated, amended or supplemented.

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PART II. PURPOSE - TERM – CONDITIONS PRECEDENT

3.	Purpose

The purpose of this Agreement is to set forth the conditions under which:

(a)	each Originator may, from time to time during the Replenishment Period, transfer Transferable Receivables to the Transferee by way of sale (Verkaufl) and assignment (Abtretung) and in accordance with the provisions of this Agreement;

(b)	the Transferee shall pay to each Originator the Purchase Price for any Transferred Receivables in accordance with the provisions of this Agreement;

(c)	upon each Transfer Date, but prior to each transfer of any Transferable Receivables, the Depositor shall make a Subordinated Deposit with the Transferee as provided for in Clause 32;

(d)	upon each Transfer Date, but prior to each transfer of Transferable Receivables, the Depositor shall make a Complementary Deposit with the Transferee as provided for in Clause 33.

4.	Effective Date - Termination

A.	This Agreement shall become effective on the date on which all the conditions precedent set forth in Clause 5 shall have been satisfied (the “Effective Date”).

B.	This Agreement shall terminate on the earlier of (the “Agreement Termination Date”):

(i)	the Redemption Date; or

(ii)	the sixth Transaction Date following the Final Transfer Date.

C.	The date upon which (i) no more transfer of receivables may be made under this Agreement and (ii) the Transferee’s Commitment is terminated (the “Final Transfer Date”) shall be the first Transaction Date which shall occur during the 61st month following the Initial Transfer Date. The Final Transfer Date shall be advanced under the conditions set forth under Clauses 10.1 A (b), 41.1, 41.2, 41.3 (D), 45 (C) and 46 (C)(ii), or postponed by mutual consent of the Parties pursuant to the conditions set forth under Clause 4 (D).

D.	The Parties may agree to extend the Final Transfer Date (and, accordingly, the Agreement Termination Date) by entering, to that effect, into an amendment to this Agreement. In this case, the new Final Transfer Date and the new Agreement Termination Date shall be the dates as mutually agreed between the Parties.

E.	Notwithstanding the Agreement Termination Date, and for so long as there remains a Transferred Receivable which has not either been paid in full or become an Irrecoverable Receivable: (i) all of the representations, warranties, covenants and obligations of the Originators to the Transferee; (ii) all of the obligations of the Transferee with respect to Release of the Deposits and (iii) the provisions of Clause 25.2, shall remain in full force and effect.

5.	Conditions Precedent

This Agreement shall not be effective unless and until each and all of the following conditions precedent shall have been fulfilled to the satisfaction of the Transferee:

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(a)	from each of the Originator and the Depositor, a copy of its Articles of Association (Satzung), certified as actual version thereof by its duly authorized representative;

(b)	from each Originator and the Depositor, an original copy of the excerpt of the commercial registry (Handelsregister) not older than 30 days prior to the date of this Agreement;

(c)	from each Originator and the Depositor, a copy, certified to be true by its duly authorized representative, of its annual non-consolidated accounts for the fiscal year 2001 and the original annual non-consolidated accounts for the fiscal year 2002 as published and certified by its statutory auditors together with the respective unqualified auditor’s opinion relating thereto, and the related corporate resolutions approving such accounts;

(d)	from each Originator and the Depositor, a certificate from one of its managing directors (Geschäftsführer) in the form of Schedule 12A, representing that:

-	between the closing date of its audited accounts for the fiscal year 2002 and the execution date of this Agreement, no event has occurred which could constitute a Material Adverse Effect;

-	it is not under administration, insolvency, bankruptcy, dissolution, receivership or winding up and no stoppage of payments has occurred in relation to it;

-	there exists no provision currently in force and which has not been removed (with respect to any contract or agreement which is binding on it or to which it is a party) which could impede the execution of this Agreement or the performance of any of its obligations by it hereunder; in particular there exists no (i) provision limiting the transfer of its receivables or (ii) negative pledge clauses;

(e)	from each Originator, a certificate from its statutory auditors, issued in the form of Schedule 11A;

(f)	from each Originator and the Depositor, a list of the names of the individuals authorized to act on behalf of it under this Agreement and a specimen signature of each;

(g)	from each Originator and the Depositor the corporate resolutions authorizing it to enter into and execute this Agreement;

(h)	the Transferee or any of its agent shall have conducted a due diligence of each of the Originators, satisfactory in particular as regards origination, management and collections of the Receivables;

(i)	the Originators shall have demonstrated their ability to provide monthly historical data regarding the Receivables;

(j)	the Transferee shall have received from the Originators a historical monthly analysis of the credit notes and other dilution (and any other relevant risk factors in relation to the Receivables);

(k)	the Originators shall have demonstrated their ability to provide a reporting Statement on the Receivables twice a month;

(l)	the Transferee shall have received a legal opinion from Hengeler Mueller as legal advisor to the Transferee in form and substance satisfactory to the Transferee regarding (i) that the transfer of the Receivables will constitute a legal true sale of such Receivables and (ii) each Originator’s and the Depositor’s capacity and authority to enter into this Agreement;

(m)	each of the US Guarantees shall have been issued in the form as set out in Schedule 16 by the Guarantor in favor of the Transferee, BNP Paribas acting as its agent, and the Transferee shall

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have received a certified copy of the last audited consolidated financial statements of the Guarantor for the fiscal year 2002 and a certificate signed by a duly authorized representative of the Guarantor representing that: (1) between the closing date of the above mentioned accounts for the fiscal year 2002 and the execution date of this Agreement, no Material Adverse Effect has occurred; and (2) the Guarantor is not under administration, insolvency, bankruptcy, dissolution, receivership or winding up and no stoppage of payments has occurred in relation to it;

(n)	the Transferee shall have received from the Guarantor an in-house legal opinion in form and substance satisfactory to the Transferee regarding (i) the capacity and authority of the Guarantor to enter into each of the US Guarantees and (ii) the validity and legality of each of the US Guarantees; and

(o)	from each Originator, a certificate signed by one of its managing directors (Geschäftsführer) and its senior in-house lawyer in the form of Schedule 15 regarding its collection authority with respect to receivables which are subject to Extended Retention of Title Clauses (verlängerter Eigentumsvorbehalt).

PART III. TRANSFER OF RECEIVABLES

6.	Transferable Receivables

A.	On a given Statement Date, a Transferable Receivable shall be any Receivable bearing the following characteristics on such date:

(i)	the Receivable exists, is not an Irrecoverable Receivable and has not been paid in full;

(ii)	the Receivable originates from a contract entered into between an Originator and an Eligible Debtor and constitutes for both parties a Commercial Contract;

(iii)	the underlying Commercial Contract is valid and enforceable against the relevant Debtor in accordance with its terms and fully performed by the respective Originator;

(iv)	the underlying Commercial Contract is governed by German Law;

(v)	the amount of the Receivable invoiced by the relevant Originator to the respective Debtor is inclusive of value-added tax in compliance with applicable tax laws;

(vi)	the Receivable is evidenced by an Invoice, duly recorded in the relevant Statement or Portfolio File; and

(vii)	the Receivable is denominated in Euros, payable to the relevant Originator by the relevant Debtor and such Debtor is requested to pay any amount due in relation to such Receivable into the Collection Account.

7.	Eligible Receivables

A.	On a given Statement Date, an Eligible Receivable shall be any Transferred Receivable bearing the additional following characteristics on that date:

(i)	the Debtor of such Transferred Receivable is an Eligible Debtor;

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(ii)	the Transferred Receivable is neither an Unpaid Receivable nor an Irrecoverable Receivable nor a Disputed Receivable;

(iii)	the date upon which the Transferred Receivable is due and payable, which is stated on the Invoice, is no later than thirty (30) calendar days following the Final Transfer Date;

(iv)	the date upon which the Transferred Receivable is due and payable, which is stated on the Invoice, is no later than sixty (60) calendar days following the related Transaction Date except for Proreserv in which case the Transferred Receivable is due and payable no later than one hundred forty (140) calendar days following the date of Invoice;

(v)	the Transferred Receivable has been managed since its creation and is managed at the given date by the relevant Originator, in accordance with the Management Procedures and the applicable statutes and regulations in force at any relevant time;

(vi)	the Transferred Receivable is not subject to any defense, counterclaim or set-off right;

(vii)	the Transferred Receivable is identified in a Statement and Portfolio Files which strictly conform with the form of Statement and Portfolio Files attached as Schedule 3 ;

(viii)	the Transferred Receivable is legally and beneficially solely owned by the relevant Originator free from any adverse claims in favor of any person (including, without limitation, has not been, in part or in whole, pledged, mortgaged, charged, assigned, discounted, subrogated or seized or attached or transferred in any way) and is otherwise free and clear of any Extended Retention of Title Clause (verlängerter Eigentumsvorbehalt), subject to Clause (B) below, and of any liens or other encumbrances exercisable against the relevant Originator or the Transferee;

(ix)	the Transferred Receivable can be segregated and identified for ownership purposes on the Transfer Date thereof and on any day after such Transfer Date;

(x)	the Transferred Receivable constitutes an unconditional and irrevocable obligation of the relevant Eligible Debtor to pay the full sums of the amounts stated on the due date therefor; and

(xi)	the Transferred Receivable is enforceable (durchsetzbar), non-litigious (nicht einredebehaftet) and assignable (abtretbar).

B.	Any Receivable being affected by an Extended Retention of Title Clause shall be an Eligible Receivable if it meets in addition to the requirements set forth under Clause 7(A) the following conditions:

(i)	the sale of the relevant Receivable to the Transferee must be characterised as legal true sale for German civil and insolvency law purposes;

(ii)	the relevant Originator has been granted the authorization to collect the Billing Amount of such Receivable by the relevant supplier, this authorization shall be express and the relevant Originator shall not have been notified by such supplier of the withdrawal of such authorisation;

(iii)	the Purchase Price paid by the Transferee for the Receivable shall at least be equal to the purchase price due by each Originator to the relevant supplier for the items that are the subject of such Receivable;

(iv)	the assignment by the relevant Originator of the Receivable to the Transferee is made at the same time as the payment of the Purchase Price of such Receivable;

(v)	the purchase and the acquisition of the relevant Receivable by the Transferee is not

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structured in a way that would prejudice the interests of the relevant supplier; and

(vi)	the relevant Originator is not in a state of financial crisis as such term may be defined in the respective Extended Retention of Title Clause.

8.	Eligible Debtors

On any Statement Date, an Eligible Debtor shall be a Debtor having the following characteristics:

(i)	the Debtor is (i) a private company having its registered office in Germany (ii) a natural person having its domicile in Germany or (iii) a private company having its registered office in Germany and being held by a German public entity;

(ii)	the Debtor is neither an Originator nor a company of the Ingram Micro Group;

(iii)	the Debtor does not have any contractual relationship with any of the Originators providing for an automatic set-off of debts and credits or a current account relation (Kontokorrent) between such Debtor and such Originator;

(iv)	the Debtor has not become a Doubtful Debtor;

(v)	the Debtor is not under an Insolvency Proceeding; and

(vi)	the Debtor is not a supplier of any Originator, except as expressly agreed by the Transferee.

9.	Conditions of Transfer

On the Initial Transfer Date, and subsequently on each Transfer Date, the transfer of Transferable Receivables and the payment of the Purchase Price by the Transferee shall not occur unless each of the following conditions have been fulfilled to the satisfaction of the Transferee, on the dates agreed upon in the Agreement or, if such date has not been agreed upon, on each relevant Transfer Date at the latest:

(i)	the Representations and Warranties are accurate;

(ii)	a Statement and the related Portfolio Files have been notified to the Transferee on the Information Date related to the Initial Transfer Date or such Transfer Date, respectively and all data contained in such Statement and in such Portfolio Files are consistent with each other;

(iii)	(A) with respect to the Initial Transfer Date, the Deposits have been duly made as provided for in Clause 31, and (B) with respect to each Transfer Date, the Deposits have been adjusted according to the provisions of Clauses 32 and 33, respectively;

(iv)	each Originator has delivered, on an annual basis, a certificate from its statutory auditors, issued in the form of Schedule 11 together with the respective unqualified auditor’s opinion relating thereto;

(v)	each of the Originators and the Depositor has, on a monthly basis, a certificate from one of its managing directors (Geschäftsführer) in the form of Schedule 12B, representing that:

-	between the closing date of its non-audited accounts for the fiscal year 2002 and the execution date of this Agreement, no event has occurred which could constitute a Material Adverse Effect;

-	it is not under administration, insolvency, bankruptcy, dissolution, receivership or winding

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up and no stoppage of payments has occurred in relation to it;

-	there exists no provision currently in force and which has not been removed (with respect to any contract or agreement which is binding on it or to which it is a party) which could impede the execution of this Agreement or the performance of any of its obligations by it hereunder; in particular there exists no (i) provision limiting the transfer of its receivables or (ii) negative pledge clauses;

(vi)	each Originator has delivered an Offer to the Transferee pursuant to Clause 10.1 and, as regards any Transfer Date other than the Initial Transfer Date, the relevant Debtor Payments, received during the last Collection Period preceding such Transfer Date, have been credited to the Transferee’s Account and the relevant Retransfer Payments and the Equivalent Payments due in respect of such Collection Period have been paid to the Transferee’s Account;

(vii)	the Transfer Date occurs within the Replenishment Period;

(viii)	the transfer of Transferable Receivables and the corresponding payment of the Purchase Price to be made on the relevant Transfer Date do not contravene any statute or regulation in force;

(ix)	no Event of Default or Potential Event of Default has occurred or is existing and continuing on the Transfer Date, and the transfer of the Transferable Receivables, as well as the corresponding payment of the Purchase Price to be made on the relevant Transfer Date, do not constitute a Potential Event of Default or an Event of Default;

(x)	the Collection Accounts Pledge Agreement has been entered into between each Originator as pledgor, and the Transferee as pledgee, and continues to exist and constitutes a valid and enforceable pledge in favor of the Transferee;

(xi)	the Data Protection Trust Agreement has been entered into between each Originator, the Transferee and the Data Protection Trustee and continues to exist and constitutes a valid and enforceable obligation of each Originator regarding the transmission of personal data with respect to the Debtors in favor of the Data Protection Trustee:

(xii)	on the Initial Transfer Date only, (A) the Transferee shall have received a confirmation by the Rating Agency of the current rating of the Issuer of Reference’s programs in a form satisfactory to the Transferee, (B) the Originators have agreed with the Transferee which of the dates appearing in the timetable attached as Schedule 5 shall be deemed the first Transfer Date for the purposes of this Agreement;

(xiii)	on or before the Initial Transfer Date or each subsequent Transfer Date, the Transferee shall have been able to fund its Transferee’s Commitment up to an amount at least equal to the amount of the Financing to be provided on the Initial Transfer Date or on each such subsequent Transfer Date; and

(xiv)	the Transferee shall have confirmed that the liquidity facility relating to a securitisation transaction arranged for one French company of the Ingram Micro Group has been syndicated or that the Transferee considers such syndication no longer desirable.

10.	Transfer of Receivables

10.1	Offer to Transfer

A.	On any Information Date during the Replenishment Period, each Originator may make an offer (each, an “Offer”) to sell and assign to the Transferee one or more Transferable Receivable(s),

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together with any ancillary rights of such Transferable Receivable(s) and any related security for the Purchase Price in accordance with this Agreement, subject to Clause 9, provided that:

(a)	on or after the Final Transfer Date, the Transferee shall no longer be authorized to purchase any Transferable Receivable;

(b)	in the event that any of the Originators does not make an Offer on two consecutive Information Dates, the Final Transfer Date shall be deemed to have occurred on the last of these two Information Dates; and

(c)	no Offer shall be deemed to be made by an Originator for the Transfer Date relating to such Information Date if no Transferable Receivable originated during the Collection Period immediately preceding such Information Date is reported in the relevant Statement and Portfolio Files notified to the Transferee on such Information Date.

B.	Each Offer must be made substantially in the form set out in Schedule 2 hereto and shall contain the following information:

(i)	the number of Transferable Receivables to be assigned, the total aggregate outstanding amount of the Transferable Receivables to be assigned, the amount of Credit and Dilution in respect of Transferable Receivables to be assigned, and

(ii)	in respect of each offered Transferable Receivable, the invoice number and Debtor identification number, the amount due as of the relevant Information Date, the due date, a detailed description of any related security and the invoice date.

Additionally, with respect to any such offer, a Debtors File and a Debtors Table are to be provided to the Data Protection Trustee in the form of Schedule 3. .

10.2	Financing Conditions

Following the delivery of any Offer in accordance with Clause 10.1 and subject to Clause 9, the Transferee shall send a notification to the Originators with a copy to the Depositor and Ingram Micro Coordination Center BVBA/Sprl. in respect of all Transferable Receivables which are the subject of such Offer on the relevant Calculation Date in the form of Schedule 4 (the “Financing Conditions”).

10.3	Acceptance of Offer; Purchase Price

The Purchase Price for any offered Transferable Receivable shall be equal to the outstanding Billing Amount. The Transferee shall accept any Offer made in accordance with Clause 10.1 and subject to Clause 9 by payment of the aggregate Purchase Price for all Transferable Receivables (together with any related security) contained in such Offer on the next Transfer Date or to the order of the Transferee as such Transfer Date appears in the then applicable Schedule 5 attached to this Agreement.

10.4	Transfer of Title

Upon acceptance of the relevant Offer in accordance with Clause 10.3 of this Agreement the purchase and assignment of the offered Transferable Receivables and the related security (if any) shall become effective, and all rights thereto (including any ancillary rights thereto) shall pass to the Transferee; provided that in the event that the title to the related security is not transferable by means of a mere agreement between the Transferee and the relevant Originator, the parties hereto agree that:

(a)	if the related security is governed by Gentian law and the transfer of possession (Besitzübergabe) is necessary for the transfer of title, such transfer of possession shall be substituted as follows:

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-	if the relevant Originator holds direct possession (unmittelbarer Besitz) in respect of the related security, such Originator shall hold such related security in custody for the Transferee free of charge;

-	if the relevant Originator holds indirect possession (mittelbarer Besitz) in respect of the related security or is entitled to claim surrender of the related security from a third party for any other reason, such Originator hereby assigns any claim to surrender (Herausgabeanspruch) the related security to the Transferee who hereby accepts such assignment;

(b)	if the related security is governed by the laws of any other jurisdiction, sub-clause (a) above shall apply mutatis mutandis.

10.5	Transfer Procedures

A.	On each Transfer Date before 1.00 p.m., each Originator shall, subject to Clause 9, transfer to the Transferee the Transferable Receivables the subject of the Offer made on the related Information Date pursuant to Clause 10.2.

B.	Furthermore, on such Transfer Date:

(i)	each Originator shall deliver to the Transferee an Offer; and

(ii)	at the same time as the Offer Form is delivered, the Transferee shall pay to the relevant Originator’s Account an amount equal to the aggregate Billing Amount of the Group of Transferred Receivables, with good value on that date.

11.	Warranties of Compliance

A.	On each Transfer Date, each Originator makes the following representations and warranties (the Warranties of Compliance) for the benefit of the Transferee in respect of each Transferred Receivable in the form of an independent guarantee (selbständige Garantie):

(i)	such Transferred Receivable bears all of the characteristics of a Transferable Receivable;

(ii)	such Transferred Receivable is identified in the Statement and in the Portfolio Files delivered on the Information Date relating to such Transfer Date and the relevant Statement and the Portfolio Files strictly conform with the forms attached as Schedule 3; and

(iii)	if identified as an Eligible Receivable in the Statement or in the Portfolio Files delivered on the Information Date relating to such Transfer Date, such Transferred Receivables bears all the characteristics of an Eligible Receivable.

B.	The Warranties of Compliance shall be deemed reiterated by each Originator to the Transferee on each Transfer Date.

PART IV. INFORMATION – PROGRAM MANAGEMENT

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12.	Information Obligations of the Originators

A.	On each Statement Date, each Originator shall draw up a Statement and the related Portfolio Files in order to notify the Offer to the Transferee before 11.00 a.m. on the Information Date corresponding to that Statement Date.

B.	Any Statement and any of the Portfolio Files shall be notified in their respective form as set out in Schedule 3.

13.	Calculation and Determination of the Financing Conditions by the Transferee

On each Calculation Date, before 04.00 p.m. and after the Transferee has received a Statement, the Transferee shall notify the Financing Conditions to the relevant Originator in the form set out in Schedule 4.

14.	Transactions to be carried out during the Replenishment Period

On each Transfer Date before 01.00 p.m., the following transactions shall be carried out (as far as they should be carried out on such date pursuant to this Agreement) in the following order of priority:

(i)	payment by the Originators to the Transferee of an amount equal to the difference between: (a) the amount of Collections relating to the immediately preceding Collection Period ending before such Transfer Date; and (b) the Retransfer Payments made in relation to the Retransfers occurring during such Collection Period (exclusive of its last day);

(ii)	Increase of the Deposits, if any;

(iii)	payment by the Originators to the Transferee of the Transfer Fee and the Management Fee;

(iv)	payment of the Purchase Price to the relevant Originator by the Transferee of the Transferred Receivables listed in the Financing Conditions;

(v)	Release of the Deposits, if any;

(vi)	payment of the Immobilization Fee; and

(vii)	payment of the Collection Fee.

15.	Transactions to be carried out during the Redemption Period or any Temporary Redemption Period

On each Transaction Date which is not a Transfer Date before 12.00 a.m. (during the Redemption Period or any Temporary Redemption Period), the following transactions (as far as they should be carried out on such date pursuant to this Agreement) shall be carried out in the following order of priority:

(i)	payment by the Originators to the Transferee of an amount equal to the difference between (a) the amount of Collections relating to the immediately preceding Collection Period ending before such Transaction Date, and (b) the Retransfer Payments made in relation to the Retransfers occurring during such Collection Period exclusive of its last day;

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(ii)	payment by the Originators to the Transferee of the Transfer Fee and the Management Fee;

(iii)	Release of the Complementary Deposit, subject to the limits and conditions set forth in Part VII;

(iv)	after the redemption in full of the Financing and Complementary Deposit, Release of the Subordinated Deposit or part thereof, subject to the limits and conditions set forth in Part VII; and

(v)	payment of the Immobilization Fee; and

(vi)	payment of the Collection Fee.

PART V. SERVICING AND COLLECTION OF RECEIVABLES

16.	Servicing Obligations of the Originators

For so long as the Financing has not been fully reimbursed pursuant to the provisions of the Agreement, each Originator as servicer undertakes as follows:

(i)	not to make any change whatsoever in the contractual terms and conditions applicable to the Transferred Receivables and to such rights and security interests as may be attached to them, unless otherwise provided by this Agreement;

(ii)	at the Transferee’s request in order to protect its interests, to inform the Transferee of any related security and other rights attached to the Transferred Receivables and to co-operate with the Transferee whenever said related security and rights are exercised or enforced;

(iii)	not to demand that the Transferee perform any act or carry out any formality not provided for in this Agreement;

(iv)	to fulfil its contractual obligations towards the Debtors;

(v)	to retain all contracts and documents concerning each Transferred Receivable until the relevant Transferred Receivable is paid in full or has become an Irrecoverable Receivable;

(vi)	to remit promptly to the Transferee all documents and contracts relating to a Transferred Receivable on first demand by the Transferee, in order to enable it to verify the accuracy of the Warranties of Compliance;

(vii)	to inform the Transferee promptly if any of the Warranties of Compliance made by such Originator is inaccurate as regards any Transferred Receivable;

(viii)	to inform the Transferee promptly of any change concerning its computer system in the event that such change may at any time prevent the Transferee’s access to the data contained in any Statement or any Portfolio File, as well as any change concerning the working or running of any Statement or any Portfolio File;

(ix)	not to change the nature of its business if such change will or is likely to materially alter the Quality of the Transferred Receivables, or its ability to fulfil its management obligations under the Agreement; however, such Originator shall be authorized to modify its general terms and conditions used in connection with the Commercial Contracts; provided that it has previously given notice of its intention to the Transferee and that such modification has no Material Adverse Effect;

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(x)	to carry on its business so that the Quality of the Transferred Receivables and the ability of the relevant Originator to fulfil its servicing obligations under the Agreement are not materially altered thereby;

(xi)	not to change its Management Procedures in a manner likely to alter materially the Transferee’s rights (in particular, a change causing a deterioration of the quality of information provided to the Transferee or of the performance of the Transferable Receivables), and to inform promptly the Transferee of any material change in those Management Procedures in any event;

(xii)	to inform the Transferee of any material breach of its obligations as regards the servicing of the Transferable Receivables;

(xiii)	not to use, for the servicing of the Transferable Receivables (namely, as regards the use of any Statement or any Portfolio File), software not belonging to it or which license prohibits the Originator’s use for the purposes of the Agreement;

(xiv)	not to use any other bank account other than the Collection Accounts for the Debtor Payments,

(xv)	to set up with the Transferee and at least once a year after 2004 an updated indicative timetable intended to replace the timetable set up for the years 2003 and 2004 attached as Schedule 5 and, at the same time, to specify with the Transferee which of the dates appearing in the relevant new timetable shall be deemed the first Transfer Date for the relevant year; and

(xvi)	to inform the Transferee immediately if any supplier withdraws the authority to collect any Receivable which is subject to an Extended Retention of Title Clause.

17.	Equivalent Payments

17.1	Amount of an Equivalent Payment

If the Billing Amount of any Transferred Receivable is reduced or the cumulative Debtor Payments are less than the Billing Amount for any reason whatsoever other than an inability to pay because Insolvency Proceedings with respect to the respective Debtor have been instituted (each such reduction, a “Dilution”) then the relevant Originator shall be treated as having received the amount of such Dilution on the date of such Dilution in addition to any other amounts which may be received on such Transferred Receivable. Such Dilution shall be paid by the relevant Originator on the date and in the manner set forth in Clauses 17.2 and 17.3 and such payment shall be treated for the purposes of this Agreement as an Equivalent Payment in an amount equivalent to the amount of such Dilution.

In particular but not limited to, a reduction of the Billing Amount due to any of the following events shall be deemed a Dilution for the purposes of this Agreement:

(i)	the Transferee no longer holds unrestricted title to such Transferred Receivable and any related security and other rights relating thereto; or

(ii)	the relevant Originator is in breach of one or more Warranties of Compliance concerning such Transferred Receivable, the consequence of which is to reduce the amount of this Transferred Receivable or to cause the Debtor to contest it; or

(iii)	the Debtor Payments are reduced as a consequence of any supplier enforcing its rights under an Extended Retention of Title Clause.

17.2	Date of Equivalent Payments

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For so long as the Servicing Mandate is not terminated, the Equivalent Payment shall be made on the Transaction Date immediately following the date of the occurrence of the aforementioned event. Upon termination of the Servicing Mandate, the Equivalent Payment referred to in Clause 17.1 shall be made on the date on which the respective Dilution occurs.

17.3	Remedies of the Transferee

In any event, in respect of any Equivalent Payment that is due and payable to the Transferee, each Originator hereby accepts that the Transferee may:

(i)	automatically set-off the amount owed to the Transferee in respect of said Equivalent Payment against the amount owed to the Depositor in respect of any Release of the Deposits; or

(ii)	in case no amounts can be set-off, and upon written notice setting out the reason to the relevant Originator, exercise all rights and remedies against such Originator or the Guarantor including any of its rights under the US Guarantee, in order to obtain payment of the sums due and payable which remain outstanding, without prejudice to the Transferee’s rights under Clause 40.

18.	Servicing Mandate

18.1	Servicing Mandate

Subject to Clause 18.2, the Originators as servicers shall handle the collection of the Transferred Receivables on behalf of the Transferee. The Transferee hereby confers to each Originator the mandate to service the Receivables and the collection thereunder, which each Originator hereby accepts. Until termination of the Servicing Mandate, the Transferee shall pay the Originators a Collection Fee for each Fee Computation Period equal to 0.50 % per annum of the amount of the Financing on the Transaction Date at the beginning of such Fee Computation Period. The Collection Fee shall be computed on the basis of the exact number of days in each Fee Computation Period, adjusted to a 360-day year, and shall be payable on the last Transaction Date of each Fee Computation Period.

18.2	Termination of Servicing Mandate

A.	It is not initially provided that the Transferee informs the Debtors of the transfer of Transferred Receivables. However, in order to protect its interests and in particular if an Event of Default has occurred, the Transferee may (i) inform the Debtors of the transfer at any time in its discretion; (ii) terminate the Servicing Mandate as regards all or part of the Transferred Receivables, subject to having notified the relevant Originator thereof in writing at least five (5) Business Days before the date of such termination; (iii) terminate the Collection Accounts Pledge Agreement accordingly, and (iv) transfer to a Back-up Servicer the management and recovery mandate for collections of the Transferred Receivables. Once appointed, the Back-up Servicer may directly notify the Debtors of the transfer and direct the payments of the Receivables to the Transferee’s Account.

B.	All costs incurred by the Transferee in connection with:

(a)	the termination of the Servicing Mandate and the enforcement of the Collection Accounts Pledge Agreement; and

(b)	the management of the collection of the Transferred Receivables and the Collections by the Back-up Servicer;

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GMRTSA Update

shall be borne exclusively by the Originators, up to an amount limited to EUR two (2) per Invoice (not including legal and court fees). The Originators shall reimburse all such costs (including legal and court fees) upon duly justified and documented demand.

C.	The termination of the Servicing Mandate shall not give rise to any termination indemnity in favor of any Party.

19.	Obligations of the Originators in respect of Collections

With respect to the collection of the Transferred Receivables, for so long as the Financing has not been repaid in full, each Originator undertakes:

(i)	(A) to refrain from materially modifying its Management Procedures in a manner that would likely cause prejudice to the Transferee’s rights, namely by causing an increase of the average term of collection or a lower collection rate, and, in any event, (B) to inform promptly the Transferee of any material change in its Management Procedures concerning the collection procedures and (C) to provide the Transferee with an yearly update of its Management Procedures;

(ii)	not to change the nature of its business if such a change will or is likely to materially and adversely affect the collection of the Transferred Receivables or its ability to fulfil its obligations under this Agreement, namely as regards the collection of Transferred Receivables;

(iii)	to carry on its business so that the collection of the Transferred Receivables or its ability to fulfil its obligations under the Agreement, namely as regards the collection of Transferred Receivables, cannot be materially and adversely be affected thereby;

(iv)	to provide the Transferee, upon reception of fully-substantiated notification by the latter so requesting, Statements, Portfolio Files and all other documents allowing it to verify the performance of its obligations as regards the collection of the Transferred Receivables;

(v)	to inform the Transferee of any material breach of its obligations as regards the servicing of the Transferred Receivables;

(vi)	not to provide any documents containing, to the best of its knowledge, inaccurate or incomplete information;

(vii)	not to credit on the Collection Accounts any sums that are not Debtor Payments within the meaning of this Agreement and not to have Debtor Payments paid to accounts other than the Collection Accounts; and

(viii)	not to use, for the collection of the Transferred Receivables (namely, as regards the use of any Statement or any Portfolio File), software not belonging to it or whose license prohibits its use for the purposes of the Agreement;

(ix)	if any supplier of any Originator withdraws such Originator’s authority to collect Receivables which are subject to an Extended Retention of Title Clause, such Originator shall notify the Transferee by telefax without any delay, but in any case no later than three (3) Business Day following the receipt of such withdrawal.

20.	Renegotiations

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A.	In the event an Insolvency Proceeding is instituted against a Debtor or a Group of Debtors in relation to one or several Transferred Receivables, each Originator may, subject to the fulfillment of its diligence obligations under Clause 23, make or accept proposals with a view to extend the maturity of those Transferred Receivables. However, for any proposal of renegotiations not envisaged in the Management Procedures, or whose characteristics are not those provided for such type of proposal of renegotiations in the Management Procedures, the relevant Originator must obtain the prior written consent of the Transferee, which shall not be unreasonably withheld, before declining or accepting such proposal.

B.	Each Originator shall be entitled to grant Credits in accordance with its Management Procedures.

C.	Without prejudice to Clause 20. A above, each Originator may renegotiate the due date of a Transferred Receivable in accordance with its Management Procedures.

D.	Aside the instances described above, the Originators shall not under any circumstances modify the contractual terms and conditions of a Transferred Receivable without the prior written consent of the Transferee, which shall not be unreasonably withheld.

21.	Authority to Sue and be Sued

A.	Each Originator as servicer shall hereby be authorised to sue Debtors owing Transferred Receivables in any court in Germany or in any other competent jurisdiction in such Originator’s own name and for the benefit of the Transferee (gewillkürte Prozeb istandschaft), the Transferee being obliged where necessary to assist the respective Originator in exercising all rights and remedies under and in connection with the relevant Transferred Receivables.

B.	The costs, fees and taxes incurred in connection with the above proceedings shall be borne solely by the respective Originator. However, any damages paid and court fees reimbursed, in any recovery proceeding described above, beyond the Billing Amount of the relevant Transferred Receivables shall remain to the benefit of the relevant Originator.

22.	Payments of Collections

A.	For a given Collection Period, the Collections shall be the total sum of:

(a)	the Debtor Payments made during that Collection Period; plus

(b)	the Equivalent Payments owed by the Originators to the Transferee with respect to Clause 17.2, as to events described in Clause 17.1 having occurred during that Collection Period; plus

(c)	the Retransfer Payments owed by the Originators to the Transferee with respect to all Retransfers made during that Collection Period (subject to Clause 24.3).

B.	Until and unless an Early Termination Event has occurred during any given Collection Period:

-	each Originator shall be free to use the Debtor Payments standing to the credit of its respective Collection Accounts at any time during such Collection Period, subject only to the relevant provisions of the Collection Accounts Pledge Agreement; and

-	each Originator shall, on the Transaction Date following such Collection Period before 01.00 p.m., debit from the Collections Accounts and credit to the Transferee’s Account the full amount of the Debtor Payments having been made during such Collection Period.

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GMRTSA Update

C.	Upon the occurrence during any given Collection Period of an Early Termination Event which is continuing, the Transferee, in its capacity as beneficiary under the Collection Accounts Pledge Agreement, shall be entitled to send a Stop Drawing Notice (as defined in the Collection Accounts Pledge Agreement) to each bank with which any of the Collection Accounts are held and exercise all of the rights and privileges conferred to him in its capacity as beneficiary under the Collection Accounts Pledge Agreement in accordance with the respective terms thereof.

D.	In the event that, on a Transaction Date, the relevant Originator is in default of its obligation to credit the full amount of the Collections for the immediately preceding Collection Period to the Transferee’s Account (whether by debit from the Collections Account or otherwise), the Transferee may, without prejudice and in addition to any relevant provisions of the Collection Accounts Pledge Agreement, make a demand under the relevant US Guarantee in accordance with its terms. Such demand shall be made by the Transferee before close of business (Paris time) on a Business Day in the US for payment instructions to be granted by the Guarantor at the latest on 05.00 p.m. (Los Angeles time) on the Business Day in the US of such demand and effective payment to be made before 05.00 p.m. (Los Angeles time) on the fourth Business Day in the US at the latest after such demand. A demand under the relevant US Guarantee may only be made on or after the day following each relevant Transaction Date in respect of the Collections for the immediately preceding Collection Period or, as the case may be, on or after any Final Transfer Date.

E.	In the event that a Debtor is both a debtor in respect of one or more Receivables not transferred to the Transferee by the relevant Originator and a debtor in respect of one or more Transferred Receivables, any payment received from this Debtor shall first be applied to the Transferred Receivables each time that:

(a)	the Debtor expressly instructs to that effect, in accordance with § 366(1) of the German Civil Code (Bürgerliches Gesetzbuch); or

(b)	where the said Debtor Payment is obviously related to a Transferred Receivable.

F.	In an event other than those mentioned under paragraph (E) above, and unless the Debtor expressly indicates the contrary, the Debtor Payment shall, as between the relevant Originator and the Transferee, be applied first to the Transferred Receivables relating to such Debtor, and in the order of priority corresponding to their respective due dates, beginning with the oldest among them.

23.	Diligence Obligations of the Originators

Within the framework of the servicing and the collections of the Transferred Receivables, each Originator undertakes to act as a diligent, prudent and informed servicer. In particular, each Originator undertakes:

(i)	to comply with any applicable statutes and regulations in force;

(ii)	to use a level of care and diligence at least equivalent to that used in connection with its own receivables (Sorgfalt in eigenen Angelegenheiten);

(iii)	to ensure that any related security, rights, claims, privileges, encumbrances and other benefits attached to the Transferred Receivables are valid and remain in force and are exercised in due time;

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(iv)	to oppose any claim challenging the existence, validity, amount or maturity of the Transferred Receivables or any related security, rights, claims, privileges, and other benefits, if any, attached thereto;

(v)	to take such steps as may be required or appropriate for the recovery of the sums of all kinds due under the Transferred Receivables; and

(vi)	to take such steps as may be required to cause any attachment, seizure, or any civil enforcement measure levied or applied for by a third party against it and affecting a Transferred Receivable to be released or withdrawn and to do so within 30 calendar days or any longer timeframe upon which the Parties have agreed.

24.	Retransfer to the Originators

24.1	Conditions of Acceptance of Retransfer

A.	Each Originator may offer to re-purchase and have re-assigned from the Transferee one or more Transferred Receivables previously sold and assigned to the Transferee by it. However, such request may only be accepted by the Transferee subject to the following conditions:

(a)	the Retransfer concerns all and not just part of the Billing Amount of the relevant Receivable, the relevant Originator being in charge of identifying the amounts of the Debtor Payments or Equivalent Payments already received;

(b)	the Retransfer occurs by means of sale (Verkauf) and assignment (Abtretung) on the basis of an offer (a “Retransfer Offer”) in the form of Schedule 6, its amount per receivable being equal to the Billing Amount of each Transferred Receivable;

(c)	the relevant Originator shall serve a Retransfer Offer which shall contain the following:

-	the intended Retransfer Date, which shall be a Transaction Date (except as provided for in Clause 24.3); and

-	the identification of each Transferred Receivable proposed for Retransfer, as such is specified in the form of Schedule 6, and

(d)	the Transferee is the owner of the Receivables proposed for Retransfer on the intended Retransfer Date or, should the Transferee have exercised its rights to onward transfer such Receivables to any Permitted Onward Transferee pursuant to Clause 25.1, the Transferee has the right to obtain the retransfer of the same from such Permitted Onward Transferee on the intended Retransfer Date.

B.	The Retransfer shall be offered by the relevant Originator to the Transferee on the Information Date corresponding to the Transaction Date which such Originator proposes for the Retransfer (except as provided for in Clause 24.3), or no later than three (3) Business Days before the intended Retransfer Date.

24.2	Means of Retransfer

A.	Upon satisfaction of the conditions set forth in Clause 24.1, the Transferee shall, at its discretions, accept any Retransfer Offer as notified by any Originator. The Retransfer shall take effect upon the payment of the Retransfer Payment on the Retransfer Date agreed upon by the parties hereto and before 11.00 a.m. on such date or, in the absence of such agreement, on the date set forth in the offer of Retransfer and before 11.00 a.m. on such date.

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B.	The Retransfer Payment shall be made on the Retransfer Date against delivery by the Transferee of a Retransfer Offer.

24.3	Retransfer Date

Any Retransfer accepted by the Transferee shall occur on a Transaction Date. For good reason (aus wichtigem Grund) and upon delivery by any Originator of a duly substantiated offer, such Originator, may, with respect to one or more Transferred Receivables, ask the Transferee that the Transferred Receivables be retransferred on a date other than a Transaction Date, in which case the relevant Originator shall indemnify the Transferee for any additional costs incurred by a Retransfer made on a day other than a Transaction Date, pursuant to the conditions set forth under Clause 44.

25.	Onward Transfer by the Transferee

25.1	Onward Transfer during the Replenishment Period

A.	At any time prior to the Redemption Date, the Transferee may onward transfer to any Permitted Onward Transferee, by any means, all or part of the Transferred Receivables. The rights and obligations of the Originators and of the Transferee under this Agreement shall remain unchanged in any event, notwithstanding the onward transfer to any Permitted Onward Transferee of all or part of the Transferred Receivables. In particular, the procedures governing the creation, Increases and Releases of the Deposits shall remain unchanged.

B.	In the event of an onward transfer as described above in paragraph (A), the Transferee shall ensure that such transfer is not likely to cause a termination of the Servicing Mandate. In the event that the relevant Permitted Onward Transferee directly authorizes each Originator to collect the Receivables onward transferred to it on its behalf, each Originator shall have the same rights and obligations under such mandate as those granted to it under the Servicing Mandate and such mandate may be terminated under the same conditions.

25.2	Onward Transfer during the Redemption Period

A.	At any time after the Redemption Date, and in the event the Transferee intends to onward transfer all Transferred Receivables to any Permitted Onward Transferee, the Transferee shall notify the Originators thereof and set out the conditions of the transfer which have been accepted by such Permitted Onward Transferee, by facsimile, confirmed by registered letter with acknowledgement of receipt, in order to allow all of the Originators to demand a Retransfer of the relevant Transferred Receivables prior to such onward transfer being effected.

B.	If all of the Originators demand such Retransfer in writing before the fifth (5th) Business Day following receipt of the aforementioned letter by all of the Originators, the Retransfer shall be carried out by all of the Originators and the Transferee under conditions at least equally favorable to the Transferee as those governing the offer to the Permitted Onward Transferee mentioned above.

C.	In the event that any of the Originators refuses or does not reply before the fifth (5th) Business Day following receipt of the aforementioned letter by all of the Originators, the Transferee shall be free to transfer the relevant Transferred Receivables to the aforementioned Permitted Onward Transferee under the conditions set forth in the said letter or under any other conditions more favorable to the Transferee.

D.	The payment of a purchase price by any Permitted Onward Transferee to the Transferee pursuant to this Clause 25 shall be construed as having the effect of a Retransfer Payment of same amount for the purpose of calculating the amount of the Deposits on each relevant date.

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GMRTSA Update

PART VI. FINANCING

26.	Characteristics of the Financing

26.1	Transferee’s Commitment

On each Transaction Date, subject to compliance with all the conditions set forth in Clauses 5, 9 and 10.1 and without prejudice to the Transferee’s rights under Clauses 41.1, 41.2, 41.3, 45 (C) or 46 (C), the Transferee hereby undertakes to provide the Financing to the Originators (the “Transferee’s Commitment”). On each Calculation Date, the Financing shall be computed pursuant to the terms and conditions set forth in this Part VI.

26.2	Calculation of the Financing during the Replenishment Period

A.     On each given Transfer Date during the Replenishment Period and provided that this Transfer Date is a Principal Transaction Date, the Financing shall be calculated by the Transferee according to the information, calculations and data set out in a consolidated statement calculated by the Transferee on the Statement Date related to this Transfer Date, on the basis of the Statement of both Originators, in the following manner (given that the Subordinated Deposit is calculated according to Part VII):

F = min [FMax; FC; Fr]

where:

“F”	means the amount of Financing

“FMax”	means the Maximum Financing Amount

“FC”	means the Computed Financing Amount

“Fr”	means the Requested Financing Amount

where:

where:

“NOR”	means the Net Outstanding Receivables Amount

“SDR”	means the Subordinated Deposit Rate as computed for each Principal Transaction Date pursuant to Schedule 10

B.     On each given Transfer Date during the Replenishment Period and provided that this Transfer Date is an Intermediary Transaction Date, the Financing shall be calculated by the Transferee according to the information, calculations and data set out in a consolidated statement calculated by the Transferee on the Calculation Date related to this Transfer Date, on the basis of the Statement of both Originators, in the following manner (given that the Subordinated Deposit is calculated according to Part VII):

F = min [FPTD; FMax; FC; Fr]

where:

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“F”	means the amount of Financing

“FPTD”	means the Financing Amount as calculated on the Principal Transaction Date immediately preceding the relevant Intermediary Transaction Date

“FMax”	means the Maximum Financing Amount

“FC”	means the Computed Financing Amount

“Fr”	means the Requested Financing Amount

where:

where:

“NOR”	means the Net Outstanding Receivables Amount

“SDRPTD”	means the Subordinated Deposit Rate on the Principal Transaction Date immediately preceding such Intermediary Transaction Date

C.     On each Transaction Date which is not a Transfer Date during any Temporary Redemption Period, the Financing shall be calculated as set out in Clause 26.3.

26.3	Calculation of the Financing during the Redemption Period

On each Transaction Date during the Redemption Period, the Financing shall be calculated in the following manner (given that the Subordinated Deposit is calculated according to Part VII):

F(if) = max [0; F(io) – PS(if)]

where:

“(io)”	means the Transaction Date occurring at the beginning of the Fee Computation Period

“(if)”	means the Transaction Date occurring at the end of the Fee Computation Period

“F”	means the amount of Financing

“PS”	means the Principal Share of the Collections

27.	Maximum Financing Amount

27.1	Initial Maximum Financing Amount

The Maximum Financing Amount shall be EUR 230,000,000 (two hundred thirty million Euros) at the effective date of the Agreement. After that date, the Maximum Financing Amount may be reduced according to the conditions set out in Clause 27.2.

27.2	Reduction of the Maximum Financing Amount

A.	The Maximum Financing Amount may be reduced at any time upon request of the Originators. Such reduction shall become effective on the first Transaction Date agreed upon between the Originators and the Transferee, or failing that, on the first Transaction Date subsequent to the period of ten (10) Business Days following the receipt of such request by the Transferee.

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B.	A reduction of the Maximum Financing Amount shall not be requested by the Originators if as a result of such reduction the Maximum Financing Amount is below EUR 100,000,000 (one hundred million Euros).

28.	Issuer of Reference

28.1	Choice of an Issuer of Reference

A.	The Parties expressly agree that the Transfer Fees shall be based on the refinancing costs of Eliopee Limited, which has been chosen by the Parties as Issuer of Reference in the area of securitization of receivables and other financial assets, and from which the Transferee undertakes to obtain all information needed to calculate said fees.

B.	The Issuer of Reference is solely in the business of issuing billets de tresorerie and any other short-term notes in order to finance the acquisition of receivables and other financial assets. The Issuer of Reference is a bankruptcy remote multi-seller vehicle created to refinance different types of assets, mainly trade receivables. The Transferee agrees to notify the Depositor about any material change with respect to the types of assets refinanced by the Issuer of Reference.

28.2	Financing costs of the Issuer of Reference

The Parties hereby agree that the following costs of the Issuer of Reference shall be taken into account in the calculation of the Transfer Fee:

(i)	the costs incurred in connection with the issuance of billets de trésorerie and any other short-term notes;

(ii)	the costs incurred both in connection with the implementation of and, as the case may be, the drawdown under the Liquidity Agreement.

The calculation of the above-mentioned costs is described under Clauses 29 and 37.

29.	Transfer Fee

29.1	The Originators shall pay the Transferee a Transfer Fee on each Transaction Date until the Agreement Termination Date, calculated pursuant to the terms of Schedule 7.

29.2	The calculation of the Transfer Fee is based on the financing costs of the Issuer of Reference incurred for one (1) entire year, i.e. on financing costs which shall remain constant for each 360-calendar day period and shall be those effectively payable by the Issuer of Reference on the first day of each such 360-calendar day period.

29.3	For each 360-calendar day period as from the first applicable 360-calendar day period which shall commence on the first Transaction Date, the financing costs of the Issuer of Reference shall be as follows:

(i)	issuance of billets de trésorerie or other short-term notes:

the amount of the daily weighted fee incurred by the Issuer of Reference shall be calculated pursuant to Schedule 7.

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(ii)	Liquidity Agreement:

-	if no drawdown is made pursuant to the Liquidity Agreement, a commitment fee calculated in accordance with the Liquidity Agreement and as further described in Schedule 17;

-	if a drawdown is made pursuant to the Liquidity Agreement, an drawdown interest rate calculated in accordance with the Liquidity Agreement and as further described in Schedule 17.

29.4	The Transfer Fee shall be computed on the basis of the exact number of days in each Fee Computation Period, adjusted to a 360-day year, and shall be payable on the Transaction Date relating to the end of such Calculation Period.

30.	Management Fee

Until the Agreement Termination Date, notwithstanding the occurrence of any Event of Default, the Originators shall pay to the Transferee a Management Fee on the last Transaction Date of each Fee Computation Period equal to:

(i)	0.61 % of the amount of the Financing on the Transaction Date at the beginning of such Fee Computation Period terminated before the relevant Transaction Date subject to a monthly minimum of EUR 15,000 plus 0.50 % of the amount of the Financing on the Transaction Date at the beginning of such Fee Computation Period terminated before the relevant Transaction Date; and

(ii)	where applicable, in case of termination of the Servicing Mandate given to each Originator pursuant to Clause 18.2, the amount effectively borne and justified by the Transferee pursuant to the Collection of the Transferred Receivables.

The Management Fee shall be computed on the basis of the exact number of days in each Fee Computation Period, adjusted to a 360-day year, and shall be payable on the last Transaction Date of each Fee Computation Period.

PART VII. DEPOSITS

31.	Creation of Deposits on the Initial Transfer Date

A.	On the Initial Transfer Date before 01.00 p.m. the Depositor shall make with the Transferee a Subordinated Deposit calculated by the Transferee pursuant to Clause 32.1 and a Complementary Deposit calculated by the Transferee pursuant to Clause 33.1.

B.	The Parties agree that the Depositor shall make the Deposits on behalf of the Originators by crediting the Transferee’s Account with the amount thereof.

32.	Change in the Subordinated Deposit

32.1	Amount of the Subordinated Deposit during the Replenishment Period

A.	On each Transfer Date during the Replenishment Period, and provided that this Transfer Date is a Principal Transaction Date, the amount of the Subordinated Deposit shall be calculated by the

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Transferee as follows:

SD = SDR x min [FMax; FC; Fr)]

where:

“SD”	means the amount of the Subordinated Deposit on the relevant Transfer Date
“FMax”	means the Maximum Financing Amount on the relevant Transfer Date
“Fr”	means the Requested Financing Amount
“FC”	means the Computed Financing Amount
“SDR”	means the Subordinated Deposit Rate on the relevant Transfer Date computed for each Principal Transaction Date pursuant to Schedule 10.

B.	On each Transfer Date during the Replenishment Period and provided that this Transfer Date is an Intermediary Transaction Date, the amount of the Subordinated Deposit shall be calculated by the Transferee as follows:

SD = SDRPTD x min [FMax; FC; Fr)]

where:

“SD”	means the amount of the Subordinated Deposit on the relevant Transfer Date
“FMax”	means the Maximum Financing Amount on the relevant Transfer Date
“Fr”	means the Requested Financing Amount by the Originators on the relevant Transfer Date
“FC”	means the Computed Financing Amount
“SDRPTD”	means the Subordinated Deposit Rate on the Principal Transaction Date immediately preceding such Intermediary Transaction Date

C.	On each Transaction Date which is not a Transfer Date during any Temporary Redemption Period, the amount of the Subordinated Deposit shall be calculated by the Transferee as indicated under Clause 32.2(A).

32.2	Amount of the Subordinated Deposit during the Redemption Period

A.	During any Temporary Redemption Period and during the Redemption Period, on each Transaction Date which is not a Transfer Date and so long as both of the Financing and the Complementary Deposit are not repaid in full in accordance with this Agreement, the amount of the Subordinated Deposit shall be equal to the amount of the Subordinated Deposit on the preceding Transaction Date.

B.	During the Redemption Period, on each Transaction Date which is not a Transfer Date occurring after the repayment in full of both of the Financing and the Complementary Deposit shall be calculated as follows:

SD(if) = SD(io) – max [0 ; - (F(if) + CD(io) - CS(if) - PS(if)]

where:

“(io)”	means the Transaction Date occurring at the beginning of the Fee Computation Period
“(if)”	means the Transaction Date occurring at the end of the Fee Computation Period
“SD”	means the amount of the Subordinated Deposit subject to the Increase made in accordance with Clause 40.3.3

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“F”	means the amount of the Financing
“CD”	means the amount of the Complementary Deposit
“CS”	means the amount of the Complementary Share of the Collections
“PS”	means the amount of the Principal Share of the Collections

32.3	Change in the Subordinated Deposit

A.	On each Transfer Date during the Replenishment Period, the change in the Subordinated Deposit shall be equal to the difference (positive, negative or zero) between the amount of the Subordinated Deposit on this date calculated pursuant to Clauses 32.1 and 32.2 and the amount of the Subordinated Deposit on the previous Transfer Date.

B.	On each Transaction Date which is not a Transfer Date during any Temporary Redemption Period or during the Redemption Period, the Subordinated Deposit shall not be reduced as long as the Financing and the Complementary Deposit have not been repaid in full.

33.	Change in the Complementary Deposit

33.1	Amount of the Complementary Deposit during the Replenishment Period

A.	On each Transfer Date during the Replenishment Period, the amount of the Complementary Deposit shall be calculated as follows:

CD(if) = OTR(if) – F(if) – SD(if)

where:

“CD”	means the amount of the Complementary Deposit
“OTR”	means the Outstanding Transferred Receivables Amount
“F”	means the amount of the Financing
“SD”	means the amount of the Subordinated Deposit

B.	On each Transaction Date which is not a Transfer Date, during any Temporary Redemption Period, the amount of the Complementary Deposit shall be calculated pursuant to Clause 33.2.

33.2	Amount of the Complementary Deposit during the Redemption Period

On each Transaction Date which is not a Transfer Date, during any Temporary Redemption Period and during the Redemption Period, the amount of the Complementary Deposit shall be calculated as follows:

CD(if) = max [0 ; CD(io) – CS(if) – max [0 ; – (F(io) – PS(if))]]

33.3	Change in the Complementary Deposit

A.	On each Transfer Date, during the Replenishment Period, the Complementary Deposit shall record a change, positive, negative or null, equal to:

CD(if) - CD(io)

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B.	On each Transaction Date which is not a Transfer Date, during any Temporary Redemption Period and during the Redemption Period, the reduction, if any, of the Complementary Deposit shall be equal to the Complementary Share of the Collections effectively collected by the Transferee increased, as the case may be, by the residual amount of the Principal Share of the Collections after repayment in full of the Financing.

34.	Cash Collateral

The Originators and the Depositor irrevocably agree that the Deposits created pursuant to the provisions of this Agreement, the amount of which may vary in respect of any Increases and the Releases of the Deposits, shall be applied as cash collateral to the benefit of the Transferee, to secure timely and full payment of all sums that may be owed by the Originators to the Transferee under this Agreement (including sums owed from the Debtors which shall be repaid by the Originators to the Transferee pursuant to this Agreement).

35.	Increase of the Cash Collateral

In the case of any Increase of the Cash Collateral in accordance with Clause 32 and 33, the Parties agree that the Depositor, on the Transferee’s request, shall increase the Cash Collateral by crediting the Transferee’s Account with the required amount thereof.

36.	Release of the Cash Collateral

A.	On each Transaction Date upon which a Release of the Cash Collateral is to occur pursuant to Clauses 32 and 33, the Cash Collateral shall be released, in full or in part, by the Transferee to the Depositor limited to the amounts corresponding to the Debtor Payments already repaid by the Originators to the Transferee.

B.	The Release of the Cash Collateral, in full or in part, shall be subject to the payment in full of the amounts secured thereunder as specified in Clause 34. In the event of the non-payment of any such amount, the non-paid amount to be repaid under a Release of the Cash Collateral to be performed shall be reduced by such amount.

C.	The Parties hereby acknowledge that the Transferee shall carry out any Release of the Cash Collateral by merely crediting the Depositor’s Account of the amount of such Release.

37.	Immobilization Fee

A.	On each Transaction Date up to and including the Redemption Date, notwithstanding the occurrence of any Event of Default, in remuneration for the Deposits, the Transferee shall pay the Depositor, by crediting the Depositor’s Account, an Immobilization Fee equal to the Synthetic Period Rate applicable on such date multiplied by the respective amount of each Deposit on the preceding Transaction Date.

B.	On each Transaction Date after the Redemption Date (excluded), notwithstanding the occurrence of an Event of Default, in remuneration for the Deposits, the Transferee shall pay the Depositor, by crediting the Depositor’s Account, an Immobilization Fee equal to the Synthetic Period Rate applicable on the Redemption Date multiplied by the respective amount of each Deposit on the preceding Transaction Date.

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C.	The Immobilization Fee shall be computed on the basis of the exact number of days in each Fee Computation Period, adjusted to a 360-day year, and shall be payable on the Transaction Date relating to the end of such Fee Computation Period.

PART VIII. REPRESENTATIONS AND WARRANTIES - COVENANTS

38.	Representations and Warranties

38.1	From the Originators

Each Originator hereby makes the following Representations and Warranties to the Transferee in the form of an independent guarantee (selbstandige Garantie) and accepts that the following Representations and Warranties shall be deemed to be reiterated according to Clause 38.3:

(i)	such Originator is a company duly organized and validly existing under the law of its place of incorporation;

(ii)	such Originator has the capacity to carry on its business, to own all of the assets referred to on its balance sheet, to enter into this Agreement and to perform its obligations thereunder;

(iii)	no authorization except those already obtained by such Originator is required to execute the Agreement;

(iv)	the execution of this Agreement and the performance of the Originator’s obligations thereunder do not violate any provision of its articles of association (Satzung) and other constitutional documents or any provision, in particular concerning restrictions on the transfer of receivables or any negative pledges, of any agreement or undertaking to which it is a party or by which it is bound, and does not in any manner violate the statutes and regulations applicable to it;

(v)	such Originator’s obligations arising from this Agreement are binding upon it and enforceable in accordance with their terms;

(vi)	the payment of any sums due or to be paid to the Transferee under this Agreement does not require any authorization that has not already been obtained;

(vii)	all financial documents provided by such Originator to the Transferee are true and accurate;

(viii)	such Originator conducts its business in all material respects in accordance with all applicable laws and regulations;

(ix)	no claim has been raised, or, to such Originator’s knowledge, is intended to be raised against it, which may prevent or prohibit the performance of this Agreement or of its obligations thereunder, or which may constitute a Material Adverse Effect;

(x)	no event has occurred since the closing date of its last fiscal year which may have a Material Adverse Effect;

(xi)	it proves to be technically possible to run each and any Statement and any Portfolio Files so that this does at no time prevent the Transferee from identifying any Transferred Receivable or information related thereto contained in such Statement or Portfolio Files, regardless of the date of transfer of such Transferred Receivable;

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(xii)	on each Transaction Date, the Transferable and Transferred Receivables comply with the Warranties of Compliance;

(xiii)	the Guarantor controls directly or indirectly 100% of such Originator’s share capital or voting rights;

(xiv)	save for the effects against the relevant Debtor, which depend on notice to, or acceptance by, such Debtor, the assignment of each Receivable in the manner herein contemplated will:

-	constitute a valid and binding assignment between the Originator and the Transferee;

-	transfer in accordance herewith, the legal and economic title of such Receivable (and any Collections in respect thereof) to the Transferee without notice of such assignment being served upon the relevant Debtor and so that such Receivables (and any Collections) will not form part of the Originator’s insolvency estate; and

-	be effective to pass to the Transferee full and unencumbered title to the Receivable and the benefit thereof (including in such context, any Collections and other rights in connection therewith such as related security),

-	and no further act, condition or thing will be required to be done in connection therewith to enable the Transferee to require payment of any such Receivable or the enforcement of any such right in the courts of Germany.

(xv)	the underlying Commercial Contract is governed by German law and is valid and enforceable against the relevant Debtor in accordance with its terms and fully performed by such Originator;

(xvi)	each sale and transfer will be effected at arm’s length, within the ordinary course of business of the Originator, and will not result in any kind of fraudulent preference;

(xvii)	any transaction hereunder is in accordance with the German Data Protection Act (Bundes- Datenschutzgesetz) and with any and all other applicable laws relating to the protection of data relating to Debtors;

(xviii)	no Event of Default or Potential Event of Default has occurred or is existing and is continuing;

(xix)	such Originator has performed all its obligations under each of the Commercial Contracts and there exist no circumstances as at this date or the relevant Transfer Date in which any Debtor could exercise a right of set-off under the relevant Commercial Contract;

(xx)	no Originator is in any insolvency, administration, suspension of payments, liquidation, receivership or any such other proceeding; no petition has been presented for the entering into an insolvency procedure nor for the making of an administration order in relation to such Originator and no receiver, administrative receiver, administrator or receiver and manager has been appointed in relation to such Originator; and

(xxi)	such Originator has obtained from any supplier who has supplied goods which are the basis for any Transferred Receivable the authority to collect such Transferred Receivable and no ERoT Event has occurred and is continuing.

38.2	From the Depositor

The Depositor hereby makes, to the Transferee, (a) the Representations and Warranties set forth under Clauses 38.1 (i) to (x), which shall apply to the Depositor mutatis mutandis and, in addition, (b)

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represents and warrants that the Parent Company controls directly or indirectly 100% of its share capital or voting rights and the Depositor accepts that the Representations and Warranties referred to in (a) and (b) above shall be deemed to be reiterated according to the provisions set out under Clause 38.3.

38.3	Reiteration

Each of the Representations and Warranties of Clauses 38.1 and 38.2 shall be deemed to be reiterated by each Originator and the Depositor, respectively on each Transaction Date. These Representations and Warranties shall remain in full force and effect until repayment in full of the Financing.

39.	Covenants

Until the Agreement Termination Date, each Originator and the Depositor, undertake(s):

(i)	to provide the Transferee:

-	as soon as possible but no later than (i) on August 31, 2003 with respect to the fiscal year 2002 and (ii) on July 31, 2004 with respect to the fiscal year 2003 and (iii) on July 3 1 of each following year with respect to the respective immediately preceding fiscal year (A) with its most recent annual accounts (balance sheet, profit and loss account and notes thereto) as published and certified by its statutory auditors together with the unqualified auditor’s opinion relating thereto and (B) with the report of its managing directors relating thereto and the minutes of the annual meeting of its shareholders approving the said accounts, no later than thirty days following the said annual meeting;

-	within (10) ten working days from its shareholders’ approval of the annual accounts at the latest, with an annual solvency certificate from its statutory auditors in the form of Schedule 11B;

-	as soon as possible but no later than 90 days after the end of each fiscal year of the Guarantor with respect to the immediately preceding fiscal year, with the most recent consolidated audited annual accounts of the Guarantor prepared in accordance with US GAAP; and

-	as soon as possible with any information on the Receivables and the Debtors;

-	as soon as possible with any other information, reports or statements which the Transferee may at any time reasonably request;

(ii)	to request promptly all authorizations as may be necessary for the performance of its obligations under the Agreement;

(iii)	upon knowledge by such Originator or the Depositor that a Potential Event of Default or an Event of Default has occurred, to notify promptly the Transferee thereof;

(iv)	to conduct its business in compliance with all applicable laws and regulations;

(v)	not to modify its corporate purpose or its legal form in a way which may have a Material Adverse Effect;

(vi)	to inform the Transferee of any reorganization under which the Parent Company would no longer hold, directly or indirectly, at least 51% of the share capital or voting rights of the Depositor or such Originator;

(vii)	as to each Originator only:

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-	to remit to the Transferee’s Account, upon each Transaction Date all Collections relating to the last Collection Period terminated before such Transaction Date;

-	upon the Transferee’s reasonable request and subject to reasonable prior written notice thereof by the Transferee, to allow the Transferee to carry out or to commission any expert appraisal or audit (in all cases, at the Originator’s expense and up to a maximum amount of EUR 15,000 per Originator per year; if the expenses actually incurred exceed such amount, the respective Originator and the Transferee shall negotiate in good faith whether such expenses were incurred in a prudent manner so that it is appropriate for the full amount to be borne by such Originator) in respect of the Transferable and the Transferred Receivables originated by such Originator and its Management Procedures;

-	to maintain an adequate level of insurance coverage, as required by law or normally taken out in its business sector;

-	to save all data relating to the Transferred Receivables as recorded in any Statement or any of the Portfolio Files delivered to the Transferee on each Information Date for a period of at least six years after the Transfer Date relating to such Information Date as required by Section 257 of the German Commercial Code (Handelsgesetzbuch);

-	to immediately inform the Transferee if any of such Originator’s suppliers has withdrawn the authority of such Originator to collect Transferred Receivables which are the subject of an Extended Retention of Title Clause.

PART IX. EVENTS OF DEFAULT

40.	Events of Default and Termination of the Transferee’s Commitment

40.1	General Events of Default

Each of the following Events of Default shall constitute a General Event of Default:

(i)	any failure by any Originator or the Depositor to make any due payment under this Agreement unless its failure to pay is caused by administrative or technical error and such payment is made within three (3) Business Days of its due date;

(ii)	any default by any Originator or the Depositor, other than specified in paragraph (i) above, of any of their covenants or obligations under this Agreement provided that no Event of Default under this paragraph will occur if the failure to comply is capable of remedy and is remedied within five (5) Business Days of the occurrence date of the default;

(iii)	any of the Representations and Warranties of any Originator or of the Depositor pursuant to Clause 38, or any information contained in any document delivered by any Originator or the Depositor to the Transferee under this Agreement is found to be inaccurate in any material respect at the date upon which it was made or delivered;

(iv)	any Originator or the Guarantor or the Depositor is subject to a voluntary dissolution or Insolvency Proceedings;

(v)	the Parent Company has ceased to hold, directly or indirectly, at least 51 % of the issued share capital or voting rights of any Originator or the Depositor;

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(vi)	any event which shall have a Material Adverse Effect;

(vii)	the validity of this Agreement or of any transfer of Transferred Receivables is successfully challenged before a court of law;

(viii)	the Guarantor is in breach of its Financial Covenants (as defined under each of the US Guarantees) or any of the US Guarantees ceases to be effective in accordance with its terms; and

(ix)	the amount of the Financing is at any time after the first Transaction Date below EUR 35,000,000.

40.2	Receivables Trigger Events

The occurrence of any Receivables Trigger Event shall constitute an Event of Default.

40.3	ERoT Events

40.3.1	The occurrence of any ERoT Trigger Event (as defined in Schedule 8 Part 3) shall constitute an Event of Default.

40.3.2	The occurrence of any of the following events shall constitute an “ERoT Withdrawal Event” and an Event of Default:

(a)	any of the suppliers (each, a “Withdrawing Supplier”) of any Originator notifies such Originator that its authority to collect Receivables which are subject to an Extended Retention of Title Clause is withdrawn (each, a “Supplier Withdrawal”);

provided that no ERoT Withdrawal Event shall be deemed to have occurred, if, during the related Consultation Period:

(A)	within a period of three (3) Business Days from the receipt by the relevant Originator of notice of a Supplier Withdrawal:

(i)	the respective Originator provides evidence reasonably satisfactory to the Transferee that it (1) has no accounts payable outstanding to such Withdrawing Supplier and (2) commits to have no accounts payable outstanding with respect to such Withdrawing Supplier at any time until the end of the related Consultation Period; or

(ii)	the respective Originator (1) has paid an amount equal to the aggregate amount of all accounts payable outstanding to such Withdrawing Supplier into an escrow account held by the Transferee and (2) commits to pay into such escrow account on a daily basis until the end of the related Consultation Period an amount equal to the aggregate amount of all accounts payable which fall due on such day and (3) has granted to the Transferee the authority to, upon consultation with such Originator, dispose of the funds held in such account in order to discharge such accounts payable;

and

(B)	any of the following measures has been taken during the related Consultation Period:

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(i)	the Financing has been reduced to zero and all other obligations of the Originators, the Depositor and the Guarantor hereunder have been fulfilled; or

(ii)	the relevant Originator has provided evidence reasonably satisfactory to the Transferee that the Withdrawing Supplier has re-granted such Originator’s authority to collect Receivables which are subject to an Extended Retention of Title Clause; or

(iii)	the relevant Originator has provided evidence reasonably satisfactory to the Transferee that it is able to identify Receivables which are subject to the Extended Retention of Title Clause imposed by the Withdrawing Supplier and to ensure that such Receivables are not offered to the Transferee.

During such Consultation Period,

(i)	if any Transaction Date occurs, the Transferee shall not be obliged to purchase any Transferable Receivables at such Transaction Date; and

(ii)	the Transferee, in its capacity as pledgee under the Collection Accounts Pledge Agreement, shall at any and all times be entitled to serve a Stop Drawing Notice in the form of Schedule 2 to the Collection Accounts Pledge Agreement (with a copy to all Originators).

If the measures set forth under (A) (i) or (ii) and (B) (i) or (ii) or (iii) have been taken in accordance with the terms of such provisions, the Transferee shall at the end of the relevant Consultation Period (i) confirm the remedy of the respective Supplier Withdrawal by a letter to the respective Originator substantially in the form of Schedule 18A and (ii) withdraw the Stop Drawing Notice by a letter substantially in the form of schedule 3 to the Collection Accounts Pledge Agreement; provided that none of the actions mentioned in (i) and (ii) above shall prevent the Transferee to enforce any of its other rights and remedies pursuant to this Agreement.

(b)	a Supplier Withdrawal by a Non-Relevant Supplier has occurred, however, such Supplier Withdrawal is not deemed to constitute an ERoT Withdrawal Event pursuant to Clause 40.3.2 (a) (A) and (B) above, and at any time within the Consultation Period starting from the notice of the occurrence of such Supplier Withdrawal, an additional Supplier Withdrawal is notified to any Originator by any Non-Relevant Supplier; and

(A)	any of the requirements set forth under Clause 40.3.2 (a) (A) and (B) has not been fulfilled during the new Consultation Period with respect to the additional Supplier Withdrawal; or

(B)	after the end of such new Consultation Period, the managing directors of such Originator have not issued a certificate in the form as set forth in Schedule 12B.

During such new Consultation Period,

(i)	if any Transaction Date occurs, the Transferee shall not be obliged to purchase any Transferable Receivables at such Transaction Date; and

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(ii)	the Transferee, in its capacity as pledgee under the Collection Accounts Pledge Agreement, shall at any and all times be entitled to serve a Stop Drawing Notice in the form of Schedule 2 to the Collection Accounts Pledge Agreement (with a copy to all Originators).

If such second Supplier Withdrawal is deemed not to constitute an ERoT Withdrawal Event pursuant to (A) and (B) above, the Transferee shall at the end of the second Consultation Period (i) confirm the remedy of the respective Supplier Withdrawal by a letter to the respective Originator substantially in the form of Schedule 18A and (ii) withdraw the Stop Drawing Notice by a letter substantially in the form of schedule 3 to the Collection Accounts Pledge Agreement; provided that none of the actions mentioned in (i) and (ii) above shall prevent the Transferee to enforce any of its other rights and remedies pursuant to this Agreement.

(c)	(i) a Supplier Withdrawal has occurred, however, such Supplier Withdrawal is not deemed to constitute an ERoT Withdrawal Event pursuant to Clause 40.3.2 (a) (A) and (B) above, and (ii) at any time within the Consultation Period starting from the notice of the occurrence of such Supplier Withdrawal, an additional Supplier Withdrawal is notified to any Originator by any supplier and (iii) (aa) either the first Supplier Withdrawal or the additional Supplier Withdrawal was made by a Relevant Supplier or (bb) at any time within the Consultation Period starting from the notice of the occurrence of such additional Supplier Withdrawal, a third Supplier Withdrawal is notified to any Originator by any supplier; and

(A)	any of the requirements set forth under Clause 40.3.2 (a) (A) and (B) has not been fulfilled during the new Consultation Period with respect to the second Supplier Withdrawal; or

(B)	(i)	after the end of a three months period following the commencement of such new Consultation Period, the Transferee in its reasonable opinion having conducted a credit audit of the relevant Originator and/or the Guarantor decides that a material deterioration of the business or the financial condition of such Originator or the Guarantor has occurred; unless

(ii)	within three (3) Business Days upon notice of (i) being served on the Depositor with a copy to Ingram Micro Coordination Center BVBA/Sprl., the Originators have exercised in their absolute discretion the option to make a Retransfer Offer with respect to all Transferred Receivables and have made the respective Retransfer Payment.

During the three months period mentioned in (B) (i) above,

(i)	if any Transaction Date occurs, the Transferee shall not be obliged to purchase any Transferable Receivables at such Transaction Date and Clause 40.1 (ix) shall not be applicable during such three months period; and

(ii)	the Transferee, in its capacity as pledgee under the Collection Accounts Pledge Agreement, shall at any and all times be entitled to serve a Stop Drawing Notice in the form of Schedule 2 to the Collection Accounts Pledge Agreement (with a copy to all Originators).

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If such second Supplier Withdrawal is deemed not to constitute an ERoT Withdrawal Event pursuant to (A) and (B) above, the Transferee shall at the end of the three months period mentioned in (B) (ii) above (i) confirm the remedy of the respective Supplier Withdrawal by a letter to the respective Originator substantially in the form of Schedule 18B and (ii) withdraw the Stop Drawing Notice by a letter substantially in the form of schedule 3 to the Collection Accounts Pledge Agreement; provided that none of the actions mentioned in (i) and (ii) above shall prevent the Transferee to enforce any of its other rights and remedies pursuant to this Agreement.

40.3.3	If (i) an ERoT Withdrawal Event has occurred because the measures set forth in Clause 40.3.2 (a) (A) have not been fulfilled and (ii) any insolvency or similar proceeding has been commenced with respect to the Guarantor or the Guarantor is in a stoppage of payment situation, an amount equal to three times the aggregate amount of accounts payable outstanding to the relevant Withdrawing Supplier shall be transferred from the Complementary Deposit to the Subordinated Deposit.

40.4	Issuer Event of Default

Each of the following events shall constitute an Issuer Event of Default:

(i)	any or all Liquidity Bank(s) has(ve) notified the Issuer of Reference its intention to partially renew or its intention not to renew its commitment under the Liquidity Agreement (the Transferee hereby undertaking to inform the Depositor and each Originator of such non renewal or partial renewal upon becoming aware of the same), provided that no Issuer Event of Default shall be deemed to have occurred if upon notice of such non renewal or partial renewal, the Issuer of Reference and each relevant Liquidity Bank have found an alternative solution within a 20-Business Day period following the above mentioned notice (such alternative solution being subject to the confirmation by the Rating Agency that the current rating of the Notes issued by the Issuer of Reference is not likely to be challenged because of such solution and including, but not being limited to, the reduction of each relevant Liquidity Bank’s maximum amount of commitment or the replacement of each relevant Liquidity Bank);

(ii)	the Issuer of Reference becomes unable to issue Notes (other than as as a result of the occurrence of an event of market disruption); or

(iii)	the rating of the Notes issued by the Issuer of Reference is withdrawn or downgraded below the rating granted to such notes as of the date hereof.

41.	Remedies upon the Occurrence of an Event of Default or a Termination of the Transferee’s Commitment

41.1	Voluntary Early Termination

By written notice to the Depositor and the Originators, the Transferee may (but is not obliged to) declare the termination of this Agreement following the occurrence of:

(a)	any General Event of Default (other than the General Events of Default listed in Clause 40.1) upon the termination of the grace period specified for such General Event of Default in Clause 40.1, if any; or

(b)	any ERoT Event, in accordance with the terms of Clause 40.3.

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In any of the above cases, the Final Transfer Date shall be either (i) the date indicated by the Transferee to the Depositor and the Originators in the above mentioned notice, or (ii) failing such indication, the first Transaction Date following the date of receipt by the Depositor and the Originators of the above mentioned notice. The provisions of this Agreement concerning the Redemption Period shall apply as of the Final Transfer Date, as determined in this Clause 41.1.

41.2	Mandatory Early Termination without Consultation Period

Upon the occurrence of any General Event of Default set out in Clause 40.1(i), Clause 40.1(iv), Clause 40.1(vi), Clause 40. l(vii), or Clause 40.1(viii) or any Receivables Trigger Event, the Transferee shall serve a written notice to the Originators and the Depositor, declaring the termination of this Agreement. In this case, the Final Transfer Date shall be the first Transaction Date following the date of reception of the notification by the Originators and the Depositor, and the provisions of the Agreement concerning the Redemption Period shall apply as of the Final Transfer Date, as determined in this Clause 41.2.

41.3	Mandatory Early Termination with Consultation Period

(A)	Upon the occurrence of any Issuer Event of Default or any Collections Trigger Event or ERoT Trigger Event, the Transferee and the Originators shall consult with one another and endeavor in good faith, during the duration of a Consultation Period starting from the occurrence of such Issuer Event of Default or Collections Trigger Event or ERoT Trigger Event, to find a solution mutually acceptable to the Parties.

(B)	If another Transaction Date occurs during this Consultation Period, the Transferee shall not be obliged to purchase any Transferable Receivables at that Transaction Date, and the provisions under this Agreement applying to any Temporary Redemption Period and Redemption Period shall take effect.

(C)	If an agreement is reached on the alternative solution within this Consultation Period, this solution shall be applied by the Parties on the date upon which they have agreed.

(D)	If an agreement cannot be reached within this Consultation Period and if such Issuer Event of Default or Collections Trigger Event or ERoT Trigger Event is continuing at this date, the Transferee shall serve notice to the Originators of the termination of the Transferee’s Commitment. Upon termination of the Transferee’s Commitment pursuant to the foregoing provision, the Final Transfer Date shall be the first Transaction Date following the date of acknowledgement of receipt by the Originators of the above mentioned termination notice, and the provisions of the Agreement concerning the Redemption Period shall apply on this date.

PART X. MISCELLANEOUS

42.	Payments and Currency for Payments

For the purpose of making the payment of all sums due under this Agreement, the Originators and the Transferee expressly agree to use exclusively the following bank accounts:

(i)	the Collection Accounts;

(ii)	the Transferee’s Account; and

(iii)	the Depositor’s Account.

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Any Debtor Payments shall be directed by the Originators to the Collection Accounts in accordance with the Collection Accounts Pledge Agreement. Any amount due by the Originators to the Transferee shall be credited on the Transferee’s Account. Any amount due by the Transferee to an Originator shall be credited on the relevant Originator’s Account. The payment of indemnity amounts, expenses and charges, as are payable in accordance with this Agreement, shall be made in Euros.

43.	Waiver

For so long as the Financing has not been irrevocably repaid in full, each Originator shall waive the right to effect any set-off between any amount owed by it to the Transferee pursuant to this Agreement and any amount which is owed to it by the Transferee, in any respect whatsoever to the extent permitted by applicable law, even if the reciprocal claims are certain, liquid and due and payable, or related claims.

44.	Late payment Interests

A.	In the event that an Originator fails to pay the Transferee any sum whatsoever owed under this Agreement on the day it is due and payable, the relevant Originator shall pay the Transferee, to the extent permitted by applicable law, late payment interests computed over the period between the due date and the actual date on which said sum is paid, at a rate of interest per annum equal to EONIA + 1.00%.

B.	Late payment interests shall be owed even if the Transferee did not declare the termination of this Agreement pursuant to Clause 40. Late payment interests shall not be exclusive of payment of a compensation to remedy certain and specific damages suffered by the Transferee, in accordance with the provisions of Clause 42.

45.	Taxes

A.	Any amount which should be paid or remitted by an Originator in favor of the Transferee under this Agreement shall be made net of any deduction or withholding (with the exception of corporate income tax), unless the relevant Originator is required to make said deduction or withholding, in which case, to the extent permitted by law, the relevant Originator shall increase the amount to be paid or remitted to the Transferee such that following said deduction or withholding, the Transferee shall receive a net amount (free of any deduction or withholding of tax) which is equal to what it would have received had there been no such deduction or withholding.

B.	In the event and to the extent of any taxes, duties or charges becoming due, being imposed upon or otherwise becoming attributable to or payable by the Transferee (i) in Germany (in particular any trade tax (Gewerbesteuer)) by whatever reason in connection with this Agreement or (ii) in connection with the transactions contemplated hereby or (iii) in connection with the income derived hereunder or thereunder or (iv) in connection with the refinancing by the Transferee of the purchase of Transferred Receivables hereunder or (v) otherwise or in connection with their collection or realisation, the Originators shall pay such additional amounts to the Transferee which are required to ensure that the Transferee finally is able to fulfil its tax payment obligations and therefore receives, and is able to retain at any time for its free disposal in full an unreduced amount being equal to the aggregate of all amounts collected in relation to Transferred Receivables.

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C.	If the applicable laws do not permit the aforementioned increase to be made, the Transferee and the relevant Originator shall consult with one another in the shortest possible time and endeavor in good faith to find a solution mutually acceptable to the Parties.

D.	If such an agreement cannot be reached within 30 calendar days following the effective date of said levy, deduction or withholding of tax, the Final Transfer Date shall be deemed to have occurred on the 30th calendar day following the effective date of said levy, deduction or withholding of tax.

46.	Change in Circumstances

A.	If, as a result of:

(a)	any new law, regulation, directive or any amendment to any law, regulation or directive or any change in the manner it is interpreted by a governmental authority responsible for its enforcement; or

(b)	any compliance by the Transferee (or its parent company) with a recommendation or regulation of a competent central bank or any other financial, monetary or other authority (including but not limited to a recommendation or regulation affecting the capital adequacy requirements applicable to the Transferee (or its parent company) in light of its obligations and such amounts as are owed to it under this Agreement);

B.	(a) the Transferee (or its parent company):

(i)	incurs a cost as a result of granting, financing or maintaining the Transferee’s Commitment; or

(ii)	suffers an increase in the cost of granting, financing or maintaining the Transferee’s Commitment; or

(iii)	is compelled to make any payment whatsoever or to waive any return based on or computed by reference to the gross amount of those sums of any kind which it has received or is entitled to receive from the Originators pursuant to this Agreement; or

(b)	any amounts payable to the Transferee under this Agreement or any related documents is reduced or any regulatory capital adequacy requirements, as imposed on the Transferee (or its parent company) as the result of the Transferee entering into this Agreement and any transactions contemplated thereby, is increased;

(c)	it becomes impossible for the Originators to fulfil their respective obligations pursuant to this Agreement; or

(d)	it becomes unlawful for the Transferee (or its parent company) to maintain or give effect to its obligations as contemplated in this Agreement or impossible for the Transferee to maintain the Transferee’s Commitment; or

(e)	any new condition is imposed on the Transferee (or its parent company) in respect of this Agreement;

C.	then in each of those cases:

(a)	the Transferee shall give the Originators written notice of that event; and

(b)	the Transferee shall be entitled to claim from the Originators payment of compensation for

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the entire term of this Agreement in an amount sufficient to compensate the Transferee (or its parent company, respectively) for said incurred costs, reduction, payment or relinquishment of any return actually borne by the Transferee (or its parent company, respectively) and which arose subsequent to the date of receipt by the Originators of the above-mentioned notification; or

provided that (i) if the Originators contest the amount of the compensation claimed by the Transferee, the Transferee and the Originators shall promptly consult with one another within a 30-calendar day period during which each Party endeavors in good faith to find a solution mutually acceptable to the Parties; and (ii) if the Parties are unable to reach agreement by the end of that 30-calendar day period, the Originators shall pay the amount of the compensation as determined by the Transferee and the Final Transfer Date shall be deemed to have occurred on the last calendar day of the consultation over the said 30-calendar day period.

D.	The Transferee hereby undertakes to give the Originators written notice of its becoming aware of any possibility of the occurrence of any event described in paragraph A of this Clause.

47.	Expenses

The Originators shall reimburse the Transferee, upon duly justified written request of the Transferee, all reasonable and documented expenses (including court and lawyers’ costs and fees) arising from any modification to this Agreement and from any protection or enforcement of the rights of the Transferee under this Agreement.

48.	Sub-contracting and Substitution

A.	Each Party shall have the right to add or appoint a third party to assist it in the performance of certain tasks, provided that it has so informed the other Parties and the Rating Agency.

In addition, each Party shall have the right to nominate a third party to replace it in the performance of certain tasks, provided that:

(i)	it has so informed the other Parties, or, concerning the Originators, it has obtained the prior approval of the Transferee;

(ii)	it shall remain responsible for the proper performance of its obligations in accordance with Section 278 of the German Civil Code and the third party expressly waives any contractual recourse against the other Parties, unless the Agreement expressly provides for the contrary;

(iii)	the third party undertakes to perform all of the obligations to which the said Party is subject under the Agreement.

B.	The Transferee has appointed BNP Paribas to act in its name and on its behalf in all matters relating to this Agreement and, in that capacity, to perform all of its obligations under this Agreement. BNP Paribas shall only be accountable to the Transferee for the performance of its duties and obligations under this Agreement, and shall not be accountable to any third party or anyone else whosoever, and shall only be liable for gross negligence and willful misconduct.

49.	Confidentiality

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Each Party undertakes to treat any and all information that comes to its knowledge concerning the other Party as confidential.

This undertaking shall not:

(i)	prevent the transmission of any information to supervisory authorities, statutory auditors, legal advisers, tax authorities, the Rating Agency, the Issuer of Reference or any other entities appointed pursuant to Clause 48;

(ii)	preclude the possibility of any Party using any information to protect or enforce its rights under the Agreement, notably by bringing any legal action.

This confidentiality undertaking shall remain in effect for three (3) years from the Agreement Termination Date.

50.	Benefit of the Agreement

The benefit of this Agreement shall not be transferred to any third party without the prior written consent of any Party.

51.	Notices, Communication and Documents

51.1.	Addresses

Unless otherwise subsequently notified to each of the Parties on the following terms, all notices, communication and documents in connection with this Agreement shall take effect as of the date that it is received, and shall be transmitted by way of registered mail with acknowledgment of receipt requested, or by facsimile, to:

(i)	The Originators:

Ingram Micro Distribution GmbH

Title:
For the attention of:

Mail to:

Address:
Fax:
Tel:
E-mail:

Compu-Shack-Electronic GmbH

Title:
For the attention of:

Mail to:

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Address:
Fax :
Tel:
E-mail:

(ii)	The Depositor:

Ingram Micro Holding GmbH

Title:
For the attention of:

Mail to:

Address:
Fax:
Tel:
E-mail:

(ii)	The Guarantor (Ingram Micro Inc.):

Title:
For the attention of:
Title:
For the attention of:

Address:
Fax:
Tel:
E-mail:

(iii)	The Transferee (BNP Bank N.V. represented by BNP Paribas):

Address:
Fax:
Tel:
E-mail:

For the attention of:

In addition, a copy of any notice, communication or document in connection with this Agreement shall be automatically and simultaneously sent to Ingram European Coordination Center N.V./S.A. at the following address:

Ingram Micro Coordination Center BVBA/Sprl.:

Title:

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For the attention of: Title: For the attention of:

Address:
Fax :
Tel:
E-mail:

51.2.	Effectiveness

Unless otherwise mutually agreed by each of the Parties, any notice, communication or document made or delivered by one person to another under or in connection this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of registered mail with acknowledgement of receipt requested, when received by the relevant person or officer in charge; or

(iii)	if by way of electronic mail, when received in legible and virus-free form.

52.	Exercise of Rights

Absent an express waiver, any failure by a Party to exercise its rights under this Agreement shall not constitute a waiver of those rights.

53.	Language

Any document provided under or in connection with this Agreement, including all or part of its Schedules, shall be made in English.

54.	Indivisibility

A.	If a provision of this Agreement is or becomes void or ceases to be effective and enforceable, the legality, validity or enforceability of any other provision of the Agreement shall not be affected thereby. However, the Parties shall modify any provision of the Agreement which becomes or ceases to be effective and enforceable, invalid or unenforceable, to the extent that it is reasonably possible to modify such provision in order for it to become legal, valid and enforceable and after the mutual written consent of the Parties.

B.	If, after the execution of this Agreement, any additional formality proves to be necessary in connection with the Agreement or each instrument delivered by any Party pursuant to its terms, each Party undertakes to fulfil such formality that another Party may reasonably request, to the extent that such formality does not substantially modify its rights and obligations under the Agreement.

55.	Governing Law - Jurisdiction - Counterparts

A.	This Agreement shall be governed by, and construed in accordance with German law if not explicitly provided otherwise in this Agreement.

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B.	Any dispute as to the validity, execution, interpretation or any other matter arising from this Agreement shall be subject to the jurisdiction of the District Court (Landgerichf) in Frankfurt am Main, Germany.

C.	Each of the US Guarantees shall be governed by the laws of the State of California and subject to the jurisdiction of the Courts of the State of California.

D.	This Agreement may be executed (including execution by facsimile) in one or more counterparts (Ausfertigungen). Each signed counterpart shall constitute an original.

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SCHEDULE 1

Glossary

Account Bank	means any bank from time to time party to the Collection Accounts Pledge Agreement and in the books of which any Collection Account is opened in the name of the relevant Originator.

Agreement	means this master receivables transfer and servicing agreement entered into between BNP Bank N.V. as Transferee, Ingram Micro Distribution GmbH and Compu-Shack-Electronic GmbH as Originators and Ingram Micro Holding GmbH as Depositor.

Agreement Termination Date	has the meaning ascribed to it under Clause 4.

Back-up Servicer	means BNP Paribas Lease Group or any other authorized entity which may be appointed by the Transferee to collect the Transferred Receivables and to replace the Originators in the event of a termination of the Servicing Mandate and which is not a competitor of the Ingram Micro Group.

BNP Paribas	means BNP Paribas, a limited corporation organized under French law, having its registered office at 16, boulevard des Italiens, 75009 Paris, France, duly incorporated under number 662 042 449 RCS Paris.

Billet de Trésorerie	means a negotiable certificate of indebtedness governed by Articles L. 213-1 to L. 213-4 of the French Monetary and Financial Code (Code monétaire et financier) and the Decree n° 92-137 dated 13 February 1992 and subsequent amendments or additions thereto, issued by the Issuer of Reference.

Billing Amount	means the nominal amount, taxes included, of a Receivable.

Business Day	means any day other than Saturday and Sunday upon which the interbank market is open in Paris (France), Amsterdam (The Netherlands), Munich and Koblenz (Germany), Brussels, (Belgium) and Saint-Helier (Jersey) for the entire day.

Business Day in the US	means any day other than Saturday and Sunday upon which the interbank market is open in Paris (France) and Los Angeles (USA) for the entire day.

Calculation Date	means the second Business Day preceding each Transaction Date, upon which the Transferee shall notify the relevant Originator: (i) its acceptance of the Offer made by the relevant Originator on the related Information Date; and (ii) the Financing Conditions related to such acceptance.

Calculation Period	means the exact number of days in each Fee Computation Period

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for the calculation of the Transfer Fee adjusted to a 360-day year.

Cash Collateral	means the cash collateral created pursuant to the provisions of this Agreement, the amount of which may vary in respect of the Increase and the Release of the Cash Collateral in favor of the Transferee in order to secure the payment of such sums of all kinds as may be owed by an Originator to the Transferee pursuant to this Agreement.

Collection Account	means any of the bank accounts of any Originator that will be exclusively dedicated to the collections related to the Transferred Receivables and is opened in the books of Dresdner Bank AG or any other account bank; provided that such other bank has been notified in writing to the Transferee, has executed an account pledge agreement substantially in the form of the Collection Accounts Pledge Agreement and whose short-term debt obligations are rated by the Rating Agencies not lower than P-l.

At the date hereof, the Collection Accounts are the following accounts:

-	means account no. opened by Ingram Micro Distribution GmbH in the books of Dresdner Bank AG, bank sort 700 800 00; and

-	means account no. opened by Compu-Shack Electronic GmbH in the books of Dresdner Bank AG, bank sort code 700 800 00.

Collection Accounts Pledge Agreement	means the pledge agreement in respect of the Collection Accounts of the Originators entered into between each Originator as pledger and the Transferee as pledgee.

Collection Fee	means the collection fee calculated and paid by the Transferee to the Originators in consideration for the Servicing Mandate pursuant to Clause 18.1.

Collection Period	means, on a given Statement Date, the period from the immediately preceding Statement Date, exclusive, to such Statement Date, inclusive.

Collections	means the sum of all the Debtor Payments, Equivalent Payments and Retransfer Payments paid by the Originators to the Transferee.

Collections Trigger Event	means any of the Trigger Event defined as such and disclosed in Schedule 8 (Part 2).

Commercial Contract	means any commercial contract giving rise to a Receivable, such as entered into by an Originator and an Eligible Debtor within the meaning of section 354a of the German Commercial Code.

Complementary Deposit	means a deposit made by the Depositor with the Transferee, according to the provisions set forth under Part VII.

Complementary Share of	means, in connection with each Transaction Date relating to the

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the Collections	end of a Collection Period, the product of:

(i)	the Collections on the Transaction Date relating to the end of the relevant Collection Period, and

(ii)	1 minus the Principal Ratio established on the Transaction Date relating to the beginning of the relevant Collection Period.

Computed Financing Amount	or “FC” means, on each Transfer Date during the Replenishment Period, the amount of financing computed by the Transferee on the related Calculation Date and equal to:

FC = NOR / (1 + SDR)

where:

“SDR”	means the Subordinated Deposit Rate on the relevant Transfer Date; and

“NOR”	means the Net Outstanding Receivables Amount on the relevant Transfer Date.

Concentration Ratio	means, in respect of any relevant Debtor or Group of Debtors referred to in Schedule 9 and on a given Transaction Date, the ratio equal to;

(i)	the Outstanding Eligible Receivables Amount relating to such Debtor or Group of Debtors on such date, divided by

(ii)	the Outstanding Eligible Receivables Amount relating to all Debtors and Group of Debtors on such date;

as such ratio is determined by the Transferee on the related Calculation Date on the basis of the information appearing in the most recent Statement.

Consultation Period	means, for the purpose of Clauses 40 and following, a period of twenty (20) Business Days starting from the delivery date of any relevant notice required to be delivered in accordance with such clauses or the occurrence of any relevant event referred to in these clauses.

Credit	means, in relation to any Transferred Receivable, any decision made at any time by any Originator for the benefit of the Debtor of the said Transferred Receivable, according to which all or part of the Billing Amount of the relevant Transferred Receivable is reduced or cancelled.

Daily Fee	means the fee calculated by the Transferee on the Calculation Date according to the provisions of Schedule 7 and serving as a basis for calculating the Transfer Fee.

Data Protection Trust Agreement	means the data protection trust agreement entered into on August 14, 2003 between the Originators, the Transferee and the Data

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Protection Trustee.

Data Protection Trustee	means BNP Paribas or any other person designated as such under the Data Protection Trust Agreement.

Debtor	means a debtor in relation to one or more Transferable or Transferred Receivables.

Debtors Table	means the information with respect to the Debtors provided to the Data Protection Trustee in substantially the form of Schedule 3.

Debtor Payment	in respect of Transferred Receivables, means any amount whatsoever paid by a Debtor to the relevant Originator (or to the Transferee in the event of cancellation of the Servicing Mandate).

Debtors File	means the information with respect to the Debtors provided to the Data Protection Trustee in substantially the form of Schedule 3.

Defaulted Receivable	means a Transferred Receivable which, at a given date:

(i) is an Unpaid Receivable; or

(ii) is owed by an Insolvent Debtor; or

(iii) is an Irrecoverable Receivable.

Delinquency Current Month Ratio	means, at any given Statement Date relating to a Principal Transaction Date, the delinquency current month ratio determined as :

- the Outstanding Delinquent Receivables Amount, divided by

- the Outstanding Eligible Receivables Amount.

The Delinquency Current Month Ratio is expressed as a percentage and calculated on each Calculation Date by the Transferee on the basis of the information appearing in the relevant Statement.

Delinquent Payable	means any Payable due by an Originator, which, at any given Statement Date, remains unpaid for more than 30 calendar days after its due date.

Delinquent Payables Ratio	With regards to an Originator, means, at any given Statement Date, the delinquent payables ratio determined as :

- the Outstanding Delinquent Payables Amount, divided by

- the Outstanding Payables Amount.

With regards to an Originator, the Delinquent Payables Ratio is expressed as a percentage and calculated on each Calculation Date by the Transferee on the basis of the information appearing in the relevant Statement.

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Delinquent Payables Rolling Average Ratio	With regards to an Originator, means, at any given Statement Date relating to a Principal Transaction Date, the average of the Delinquent Payables Ratios of the last three subsequent Transaction Dates.

Delinquent Receivable	means a Transferred Receivable (other than a Disputed Receivable) which, at any given Statement Date, remains unpaid for 31 to 60 calendar days after its due date and which is not an Irrecoverable Receivable.

Delinquency Rolling Average Ratio	means, at any given Statement Date relating to a Principal Transaction Date, the average of the Delinquency Current Month Ratios of the three previous subsequent Statement Dates relating to a Principal Transaction Date.

Deposit	depending on the context, means the Subordinated Deposit or the Complementary Deposit.

Deposits	means both the Subordinated Deposit and the Complementary Deposit

Depositor	means Ingram Micro Holding GmbH, having its registered offices at Heisenbergbogen 3, 85609 Dornach, Germany.

Depositor’s Account	means account no. opened by the Depositor in the books of Dresdner Bank AG, bank sort code 700 800 00, or any other account opened by the Depositor in the books of any other bank before or after the entering into force of this Agreement, provided that the Transferee shall be notified in writing and in due time by the Depositor of the opening of such account or accounts.

Dilution	shall have the meaning ascribed to it in Clause 17.1.

Dilution Amount	means on a given Statement Date, the aggregate amount of Credits issued since the previous Statement Date.

Dilutions Outstanding	means the aggregate outstanding amount of Credits on each Statement Date as identified by the Originators in each Statement.

DIO	means, with regards to an Originator, at any given Statement Date, the days of inventory outstanding, as declared by each Originator in the relevant Statement.

Disputed Receivable	means any Transferred Receivable which, at any given Statement Date, remains unpaid for at least 31 calendar days after its due date and is designated as such in the books of the respective Originator.

Doubtful Debtor	means a Debtor registered under the “doubtful debtors” category pursuant to the Management Procedures.

DPO	means, with regards to an Originator, at any given Statement Date, the days of payables outstanding, as declared by each Originator in the relevant Statement.

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DSO Current Month Ratio	means on each Transaction Date, the number of days equal to 15 multiplied by the aggregate of :

(a) the number “X”, entirely rounded downward so that :

(i) the aggregate of the Net Billing Amounts of the Group of Transferred Receivables on the “X”th previous Transfer Date is less than the Outstanding Transferred Receivable Amount on such Transaction Date; and

(ii) the aggregate of the Net Billing Amounts of the Group of Transferred Receivables on the “X+l”th previous Transfer Date exceeds the Outstanding Transferred Receivable Amount on such Transaction Date; and

(b) the positive value which equals to :

(i) the Outstanding Transferred Receivable Amount as at such Transaction Date less the aggregate of the Net Billing Amounts of the Group of Transferred Receivables on the “X”th previous Transaction Date, divided by:

(ii) the aggregate of the Net Billing Amounts of the Group of Transferred Receivables on the “X+l”th Transaction Date preceding such Transaction Date.

DSO Rolling Average Ratio	or “DSO 3M” means, at any given Transaction Date, the average of the DSO Current Month Ratios of the six previous subsequent Transaction Dates.

Early Termination Event	means any of the early termination events specified in Clauses 41.1, 41.2 and 41.3.

Effective Date	has the meaning ascribed to it in Clause 4.

Eligible Debtor	means a Debtor having, on the given date, all of the characteristics set forth under Clause 8.

Eligible Receivable	means a Transferred Receivable having the characteristics set out in Clause 7.

Eliopeeé Limited	means Eliopée Limited, a limited company organized under the laws of Jersey, having its registered office at 22 Greenville Street, St. Helier, Jersey JE4 8PX.

EONIA	means the overnight eurocurrency rate against private-sector instruments, expressed as an annual rate, determined by the European Union Banking Federation according to information received from the principal financial operators as to the operations carried out on a given Target Day and published the following Target Day at about 7:00 a.m. (Brussels time) on the REUTER screen (page Eonia) by the European Union Banking Federation.

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In the event that EONIA should no longer be available or is replaced by an equivalent rate or a rate of the same kind, as well as in the event of a change in the organization publishing EONIA or in the means of publication, the rate resulting from the said change or replacement shall automatically apply to the conditions set out in the above paragraphs, and any reference to “EONIA” shall be deemed to refer to that rate.

ERoT Exposure	means, with regards to an Originator, at any given Statement Date, the difference between :

(a) DPO, and

(b) DIO.

ERoT Indicator	means, with regards to an Originator, at any given Statement Date relating to a Principal Transaction Date, the maximum of :

(a) zero (0), and

(b) the minimum of :

(i) the ERoT Exposure on this Statement Date, and

(ii) the ERoT Exposure on the Statement Date relating to the previous Principal Transaction Date.

Equivalent Payment	means a payment as defined in Clause 17.1.

ERoT Event	means any EroT Trigger Event or ERoT Withdrawal Event.

ERoT Trigger Event	means any of the events set forth in Schedule 8 (Part 3).

ERoT Withdrawal Event	means any of the events set forth in Clause 40.3.2.

EURIBOR	means the “Euro Inter-Bank Offered Rate” listed for a period of one month under the aegis of the European Union Banking Federation and published at 11 :00 a.m. (Brussels time) each Target Day on Reuter EURIBOR page 01, as exists two (2) Target Days before the first day of the interest period for which EURIBOR is calculated, or, if the said information is unavailable and no equivalent rate is available to replace it, the rate calculated by the Transferee as the average (rounded, where applicable, to the nearest one-sixteenth percent (1/16%) of the annual rates communicated to the bank by each of the reference banks, or by at least two of them, as the annual rates at which Euro deposits are offered to them with the same term and for the same amount by prime banks. In the event that at least two of the reference banks fail to communicate their rates to the Transferee as described above, the annual rate calculated as above shall be that proposed to the Transferee in the same conditions.

In the event that EURIBOR should no longer be available or is replaced by an equivalent rate or a rate of the same kind, as well as in the event of a change in the organization publishing

HENGELER MUELLER	BNP / Ingram
GMRTSA Update

EURIBOR or in the means of publication, the rate resulting from the said change or replacement shall automatically apply to the conditions set out in the above paragraphs and any reference to “EURIBOR” shall be deemed to refer to that rate.

For the purposes of the present definition, “reference banks” means the registered offices in Paris of BNP Paribas, Crédit Lyonnais, Société Générate and Crédit Agricole Indosuez.

EUR	means the single European currency which is legal tender within the member nations of the European Union which have been admitted to participate in the third phase of the European Monetary Union.

Event of Default	means any of the events of default specified in Clauses 40.1 through 40.4.

Extended Retention of Title Clause	means a clause applied by an Originator’s supplier in a sale of goods which provides that Receivables originated by the relevant Originator from the sale of such goods to its Debtors are subject to a security interest of such supplier (verlängerte or erweiterte Eigentumsvorbehalte) if the relevant Originator has not yet made full payment to such supplier of the amounts owed to it.

Fee Computation Period	means, on a given Transaction Date, a period running from the precedent Transaction Date, included, to such Transaction Date, excluded.

Final Transfer Date	has the meaning ascribed to it pursuant to Clause 4.

Financing	means, on each Transaction Date, the financing granted to the Originators by the Transferee, calculated pursuant to articles 26.2 and 26.3 of the Agreement.

Financing Conditions	means, at a given Transaction Date, the conditions of the related Financing as notified by the Transferee to the Originators on each Calculation Date in substantially the form of Schedule 4, which may be given in whole or in part to the extent permitted herein by electronic mail as a file which specifies the details of the calculation procedure and the amounts relating to the Financing, Deposits, Transfer Fee and Management Fee based on the Statement provided by the Transferee to the Originators on the relevant Information Date.

General Event of Default	means any of the events set out in Clause 40.1.

Group of Debtors	means a group of debtors designated as such in Schedule 9.

Group of Transferred Receivables	means, on a given Transfer Date, all of the Transferable Receivables which are transferred to the Transferee by any Originator on that date pursuant to the conditions set forth in Clause 10.

Guarantor	means Ingram Micro Inc., a Delaware company located at 1600 E. St Andrew Place, Santa Ana, California 92705, USA.

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GMRTSA Update

Immobilization Fee	means the fee due by the Transferee to the Depositor as a remuneration of each Deposit made and as described in Clause 37.

Increase	means any positive change in a Deposit.

Ineligible Receivable	means before its retransfer, if any, a Transferred Receivable which does not bear all of the characteristics of an Eligible Receivable, as of the respective Statement Date, as set out under Clause 7, or no longer bears any one of them, and which is thus financed by means of the Complementary Deposit.

Information Date	means the 2nd Business Day preceding each Calculation Date upon which each Originator transmits a Statement, the Portfolio Files and an Offer to the Transferee.

Ingram Micro Group	means the Parent Company and all of its consolidated subsidiaries.

Initial Transfer Date	means the first Transfer Date, as such date shall be specified by the parties hereto pursuant to Clause 9 (xii) among the dates in the timetable attached as Schedule 5 and shall occur no later than the end of January 2004. The Initial Transfer Date indicates the start of the Replenishment Period.

Insolvency Proceeding	means, for any Debtor or any Originator or the Depositor, to be subject to a voluntary dissolution or an insolvency proceeding (i.e. inability to pay its debts when they fall due (Zahlungsunfähigkeit); overindebtedness (Überschuldung) or impending illiquidity (drohende Zahlungsunfähigkeit), within the meaning of Sections 17, 18 and 19 of the German Insolvency Code (Insolvenzordnung).

Insolvent Debtor	means any Debtor which is the subject of Insolvency Proceedings.

Intermediary Transaction Date	means each date immediately following a Principal Transaction Date indicated in column “Transaction Date” of the current timetable of Schedule 5 and as this timetable shall be up-dated bv the Originators pursuant to Clause 16 (xv).

Invoice	means any invoice issued by any Originator with respect to a Commercial Contract giving rise to a Receivable held by the relevant Originator with regard to a Debtor.

Irrecoverable Receivable	means a Receivable which has become, on a given date, irrecoverable pursuant to the criteria as set out in the German VAT Guidelines (Umsatzsteuerrichtlinien) to recover the value added tax billed by any Originator with respect to such Receivable and paid by the Debtor of such Receivable.

Issuer of Reference	means Eliopée Limited, incorporated in Jersey, rated P1, in its capacity as issuer of reference, as set out under Clause 29.1(A) or, upon mutual agreement of the Parties, any other multiseller vehicle which is a bankruptcy remote special vehicle created to refinance different kinds of assets on the commercial paper markets.

Issuer Event of Default	means any of the events set out in Clause 40.4.

HENGELER MUELLER	BNP / Ingram
GMRTSA Update

Liquidity Agreement	means the contract providing a liquidity mechanism to the Issuer of Reference within the framework of its activity of issuing the billets de trésorerie and other short-term notes.

Liquidity Bank	means any Bank being part of the Banking Pool including BNP Paribas acting as pool agent, on its behalf and of behalf of the banks composing the banking pool, pursuant to the Liquidity Agreement.

Management Fee	means the management fee calculated by the Transferee, pursuant to Clause 30, in consideration of the management of the transactions contemplated hereunder by the Transferee.

Management Procedures	means the management procedures of any Originator dealing with the management of Transferable Receivables, as approved by the Transferee during its audit prior to the entry into force of this Agreement, and described in the document provided to the Transferee as a condition precedent to the entry into force of this Agreement in accordance with Clause 5 and attached as Schedule 14.

Material Adverse Effect	means

(a) any material impairment of the legality, validity or enforceability of the German Master Receivables Transfer and Servicing Agreement against any Originator or the Depositor, or

(b) any event, act, occurrence, change or other circumstance, which results in a material adverse effect on, or, a material impairment of, the collectibility or the Collection of the Transferable Receivables or the Transferred Receivables.

Maximum Financing Amount	or “FMax” means EUR 230,000,000 (two hundred thirty million Euros) at the execution date of this Agreement. This amount may be modified pursuant to the conditions set out in this Agreement.

Net Billing Amount	on a given Statement Date, means the outstanding aggregate Billing Amounts of the Transferred Receivables determined by the Transferee on the basis of the information appearing in the most recent Statement and Portfolio Files.

Net Dilution Amount	means on a given Statement Date, the aggregate amount of Credits issued since the previous Statement Date less the aggregate amount of Credits issued and paid since the previous Statement Date.

Net Outstanding Receivables Amount	as determined in Schedule 9.

Non-Relevant Supplier	means any supplier of any Originator who is not a Relevant Supplier.

Notes	means the Billets de Trésorie issued by the Issuer of Reference.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

Offer Form	means the transfer form made in the form of Schedule 2 that the Originator, shall notify to the Transferee on each Information Date.

Originator	means any of these subsidiaries of Ingram Micro Holding GmbH:

(a) Ingram Micro Distribution GmbH, having its registered offices at Heisenbergbogen 3, 85609 Aschheim, Germany; and

(b) Compu-Shack-Electronic GmbH, having its registered offices at 56564 Neuwied, Ringstraße 56-58, Germany.

Originators	means both Ingram Micro Distribution GmbH and Compu-Shack- Electronic GmbH.

Outstanding Delinquent Payables Amount	With regards to an Originator, on a given Transaction Date, means the total outstanding amount of Delinquent Payables determined by the Transferee on the basis of the information appearing in the most recent Statement.

Outstanding Delinquent Receivables Amount	on a given Transaction Date, means the outstanding amount of Delinquent Receivables determined by the Transferee on the related Calculation Date on the basis of the information appearing in the most recent Statement.

Outstanding Eligible Receivables Amount	on a given Transaction Date, means the outstanding amount of Eligible Receivables determined by the Transferee on the related Calculation Date on the basis of the information appearing in the most recent Statement.

Outstanding Ineligible Receivables Amount	on a given Transaction Date, means the outstanding amount of Ineligible Receivables determined by the Transferee on the related Calculation Date on the basis of the information appearing in the most recent Statement.

Outstanding Payables Amount	With regards to an Originator, on a given Transaction Date, means the total outstanding amount of Payables determined by the Transferee on the basis of the information appearing in the most recent Statement.

Outstanding Transferred Receivables Amount	on a given Transaction Date, means the outstanding amount of Transferred Receivables not fully paid on that date, including, as the case may be, the Group of Transferred Receivables, on the basis of the information appearing in the most recent Statement.

Overconcentration Amount	For each Debtor or group of Debtors, the Overconcentration Amount is the portion of the Outstanding Eligible Receivables Amount which exceeds the Overconcentration Limits set forth for such Debtor or Group of Debtors. The Overconcentration Amount will be financed in full by means of the Complementary Deposit.

Overconcentration Limits	means, in respect of any Debtor or Group of Debtors the limit (in %) as set out in Schedule 9 of the Concentration Ratio equal to (i) the Outstanding Eligible Receivables Amount relating to such Debtor or Group of Debtors on such date, divided by (ii) the

HENGELER MUELLER	BNP / Ingram GMRTSA Update

Outstanding Eligible Receivables Amount relating to all Debtors and group of Debtors on such date; as such ratio is determined by the Transferee on the basis of the information appearing in the most recent Statement.

Parent Company	on the execution date of the Agreement, Ingram Micro Inc., a corporation incorporated in the State of Delaware, United States of America, with its executive offices located at 1600 E. St. Andrew Place, Santa Ana, CA 92705, or after the execution date of the Agreement, any holding company which may come to hold, directly or indirectly, the Originators.

Party	means each and all of the three parties to this Agreement.

Payable	means any trade payable due by an Originator arising from a sale or a provision of services provided by any Originator’s supplier.

Permitted Onward Transferee	means (i) any special purpose vehicle created to refinance different kinds of assets on the financial markets, any investment fund or any financial or credit institution or any insurance company or similar entity carrying out investment and other financial activities on a regular basis or (ii) any affiliate of any entity mentioned in (i) above which is not a direct competitor of the Ingram Micro Group.

For the purpose of the above definition, “affiliate” of any person shall mean any other person which, directly or indirectly, controls, is controlled by or is under common control with such person (excluding any person acting in any proceeding for the relief of financially distressed debtors under the laws of any jurisdiction). A person shall be deemed to be controlled by any other person if such other person possesses, directly or indirectly, power:

	(a)	to vote 33,113 % or more, of the securities having ordinary voting power, for the election of the directors or managing general partners; or

	(b)	to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

Portfolio File	means each and any of the following electronic files permitting together the identification of each Transferred Receivable or Transferable Receivable:

	-	the file setting out the information on the Receivables on a given Statement Date as contemplated by Schedule 3;

	-	the file setting out the information on the Receivables between two Statement Dates as contemplated by Schedule 3; and

	-	the file setting out the information on the Debtors on a given Statement Date as contemplated by Schedule 3.

Potential Event of Default	means an event which, but for the expiry of any grace period or the giving of any notice (or any combination of the foregoing) would constitute an Event of Default or an Early Termination Event.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

Principal Ratio	means, on each Transaction Date relating to the end of a Collection Period, the ratio of

(i) the sum of the amount of the Financing and the amount of the Subordinated Deposit calculated on such date; and

(ii) the Net Outstanding Receivables Amount calculated on such date.

On each Transaction Date which is a Transfer Date during the Replenishment Period, the Principal Ratio shall be calculated on the basis of the information appearing in the Statement communicated on the Information Date related to such Transaction Date.

On each Transaction Date which does not correspond to a Transfer Date during the Redemption Period or any Temporary Redemption Period, the Principal Ratio shall be calculated on the basis of the information appearing in the last Statement upon which a Transfer has occurred as communicated before the beginning of the Redemption Period or such Temporary Redemption Period.

Principal Share of the Collections	means, in connection with a Transaction Date relating to the end of a Collection Period, the product of

(i) the sum of the Collections on the Transaction Date relating to the end of the relevant Collection Period; and

(ii) the Principal Ratio established upon the Transaction Date relating to the beginning of the relevant Collection Period.

Principal Transaction Date	means the Initial Transfer Date and, following such Initial Transfer Date every two dates appearing in the timetable attached as Schedule 5 or in the updated timetable replacing the timetable attached as Schedule 5 as provided for in Clause 16 (xv).

Purchase Price	Means, with respect to any Transferable Receivable, the amount as set forth in Clause 10.3.

Quality of the Transferred Receivables	means the main characteristics and quality of the Receivables as audited by the Transferee during its due diligence process conducted pursuant to Clause 5 (h) and reported in the Transferee’s due diligence report attached as Schedule 15.

Rating Agency	means Moody’s France S.A. or any other rating agency agreed between the Parties.

Receivable	means any trade receivable arising from a sale or a provision of services provided by any Originator pursuant to a Commercial Contract.

Receivables Trigger Event	means any of the Trigger Events defined as such and set out in Schedule 8 (Part 1).

HENGELER MUELLER	BNP / Ingram GMRTSA Update

Redemption Date	means the first Transaction Date subsequent to the Final Transfer Date upon which the Financing is repaid in full.

Redemption Period	means the period running from the Final Transfer Date, inclusive, to the Agreement Termination Date, inclusive.

Release	means, within the limits of the amounts received by the Transferee, any reduction of a Deposit (or a Cash Collateral) incurring a negative movement in the Transferee’s Account and a corresponding positive movement in the Depositor’s Account.

Relevant Supplier	means any supplier of any Originator whose aggregate outstanding amount of account payables represents more than 3% of the total outstanding amount of accounts payable of such Originator.

Replenishment Period	means the period running from the Initial Transfer Date, included, to the Final Transfer Date, excluded.

Representations and Warranties	means the representations and warranties undertaken by the Originators and the Depositor set out under Clause 38.

Requested Financing Amount or “Fr”	means the financing amount requested by Ingram Micro Coordination Center BVBA/Sprl. on behalf of the Depositor.

Retransfer	means any retransfer of Transferred Receivables made by the Transferee to any Originator by way of a Retransfer Offer against the related Retransfer Payments.

Retransfer Date	means, with regard to a Transferred Receivable, the Transaction Date (or any other date specified under Clause 24.3), upon which both (i) such Transferred Receivable is transferred by the Transferee to the relevant Originator, by virtue of a Retransfer Form and (ii) the relevant Retransfer Payment is effective.

Retransfer Form	means the retransfer form to be served to any Originator by the Transferee upon each Retransfer Date in the form of Schedule 6.

Retransfer Payment	means, in respect of any Retransfer, the payment made on the Retransfer Date by the relevant Originator to the Transferee for an amount equal to the aggregate of the Net Billing Amounts of the relevant Transferred Receivables.

Servicing Mandate	means the mandate granted by the Transferee to the Originators as servicers to act in his name and on his behalf to manage and collect the Transferred Receivables pursuant to Clause 18.1.

Statement	means the “report” document setting out the information contemplated in Schedule 3, required to be communicated by each Originator to the Transferee on each Information Date or upon first request by the Issuer.

Statement Date	means the 2nd Business Day preceding each Information Date on which a Statement and a Portfolio File relating to the receivables and the Originators are established.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

Upon the occurrence of an Event of Default or in the event that the Transferee considers, in its reasonable credit judgement, that any information delivered on the Receivables transferred on the previous Statement Date are not up to date or misleading at the date of the request, a Statement Date may be:

(i) the 1st Business Day following the date of reception by the relevant Originator of a written notice by the Transferee requesting the transmission of such Statement, if that notice is received by the relevant Originator before 12 midday on the given date of reception; or

(ii) the 2nd Business Day following the date of reception by the relevant Originator of a written notice by the Transferee requesting the transmission of such Statement, if that notice is received by the relevant Originator after 12 midday on the given date of reception.

Stop Drawing Notice	means any notice sent by the Transferee to any Account Bank in the form of Schedule 2 to the Collection Accounts Pledge Agreement.

Subordinated Deposit	means a deposit made by the Depositor on behalf of the Originators with the Transferee as a guarantee for the complete reimbursement of the Financing, according to the provisions set forth under Part VII.

Subordinated Deposit Rate “SDR”	means the rate of the Subordinated Deposit calculated pursuant to the formula set out in Schedule 10.

Supplier Withdrawal	has the meaning ascribed to it in Clause 40.3.2 (a).

Synthetic Daily Rate	means, at a given date, the ratio between:

(i) the Daily Fee at the same date; and calculated pursuant to Schedule 7;

(ii) the amount of Financing at the Transaction Date preceding the given date.

Synthetic Period Rate	means, at each Transaction date at the end of a given Fee Computation Period, the sum of the Synthetic Daily Rates of this Fee Calculation Period.

Target Day	means a day upon which the TARGET system (Trans-European Automated Real-Time Gross Settlement Express Transfer System) is active.

Temporary Redemption Period	means any temporary redemption period during the Replenishment Period; provided that a Temporary Redemption Period shall start on any Transaction Date which is not a Transfer Date and shall end on the earlier of the two following dates:

(i) the next Transaction Date which is a Transfer Date, or

(ii) the Transaction Date which is not a Transfer Date and

HENGELER MUELLER	BNP / Ingram GMRTSA Update

which occurs after two successive Transaction Dates which were not Transfer Dates.

Total Fees and Expenses	means any and all fees (including the Transfer Fee and the Management Fee) and all expenses which may be due and payable to the Transferee under this Agreement.

Transaction Date	means, as the context requires, either a Prinicipal Transaction Date or (b) an Intermediary Transaction Date.

Transferable Receivable	means a Receivable having all the characteristics set out in Clause 6.

Transfer Date	means a Transaction Date during the Replenishment Period, upon which any Originator transfers a Group of Transferred Receivables to the Transferee pursuant to the relevant Transfer Form.

Transfer Fee	means the transfer fee calculated by the Transferee according to the method set out in Schedule 7.

Transferee	means BNP Paribas Bank N.V., a credit institution registered under the laws of Netherlands which is a wholly-owned subsidiary of BNP Paribas.

Transferee’s Account	means account no. opened by the Transferee in the books of BNP Paribas SA / Agence Centrale.

Transferee’s Commitment	has the meaning ascribed to it under Clause 26.1.

Transferred Receivable	means a Receivable which has been transferred to the Transferee pursuant to the provisions of this Agreement.

Unpaid Receivable	means any Transferred Receivable which, at any Statement Date, remains unpaid for at least 61 calendar days after its due date.

US Guarantee	means each of the guarantees issued by the Guarantor in favour of the Transferee as contemplated under this Agreement.

Warranties of Compliance	means the guarantees provided by each Originator to the Transferee under Clause 11.

Withdrawing Supplier	has the meaning ascribed to it in Clause 40.3.2 (a)

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 7

Calculation of the Daily and Transfer Fees

I. - CALCULATION OF THE TRANSFER FEE DURING UNTIL THE REDEMPTION DATE

On each Transaction Date during the period from the Initial Transfer Date (excluded) to the Redemption Date (included) and notwithstanding the occurrence of any Early Termination Event, the Originators shall pay the Transfer Fee calculated as follows:

I.1 - CALCULATION OF THE TRANSFER FEE

The calculation of the Transfer Fee is made on the Transaction Date being the last day of the relevant Fee Computation Period.

     Transfer Fee = SPR(if) x [F(io)+ SD(io)+ CD(io)]

whereby :

whereby :

“(i)”	means any calendar day including the Fee Computation Period

“(io)”	means the Transaction Date being the first day of the relevant Fee Computation Period

“(if)”	means the Transaction Date being the last day of the Fee Computation Period

“SPR”	means the Synthetic Period Rate

“DSR”	means the Daily Synthetic Rate

“F”	means the amount of the Financing

“SD”	means the amount of the Subordinated Deposit

“CD”	means the amount of the Complementary Deposit

I.2 - Calculation of the Daily Synthetic Rate :

I.3 - Calculation of the Daily Fee :

The Daily Fee is computed on the basis of the aggregate financial costs to be borne by the Issuer of

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

Reference when issuing Billets de Trésorerie or other short term notes, namely:

1.	Interest on drawdowns outstanding under the Liquidity Agreement;

2.	Placement and issuing fees on Billets de Trésorerie or other short term notes; and

3.	Commitment fee under the Liquidity Agreement.

The Daily Fee shall be calculated as follows:

A. If no drawdown is outstanding under the Liquidity Agreement:

Daily Fee (DF) = CBT(J) + 1/360 * FMax (1,02*eLL)

B. If one or several drawdown(s) is(are) outstanding under the Liquidity Agreement :

whereby, in each instance:

DF	means the Daily Fee

CBT(J)	means the weighted average cost (as calculated below) of the notes issued by the Issuer of Reference

DLL	means the aggregate amount of drawdowns outstanding under the Liquidity Agreement

iLL	means the interest due on drawdowns outstanding under the Liquidity Agreement.

eLL	means the percentage of commitment fee under the Liquidity Agreement

FMax	means the Maximum Financing Amount

I.4 - Calculation of the Weighted Average Cost

The calculation of the weighted average cost borne by the Issuer of Reference when issuing Billets de Trésorerie or other short term notes (CBT(J)) is used to determine the share to be borne by both Originators in the aggregate financial costs of the Issuer of Reference.

The weighted average cost is calculated as follows:

     CBT(J) = CJ * PJ

whereby :

CJ	means the gross daily cost borne by the Issuer of Reference when issuing Billets de Trésorerie or other short term notes

PJ	means the daily share of both Originators

whereby :

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

whereby :

Ni	means the nominal value of each Billet de Trésorerie i (or other short term note i)

Dri	means the maturity date of each Billet de Trésorerie i (or other short term note i)

Dei	means the date of issuance of each Billet de Trésorerie i (or other short term note i)

ri	means the prepaid interest rate of each Billet de Trésorerie i (or other short term note i)

whereby :

A. If no drawdown is outstanding under the Liquidity Agreement:

B. If one or several drawdown(s) is(are) outstanding under the Liquidity Agreement:

whereby, in each instance

F	means the outstanding amount of the Financing on the first day of the Fee Computation Period

TLL	means (if applicable) the aggregate amount of drawdowns outstanding under the Liquidity Facility and not yet applied to the repayment of Billets de Trésorerie or other short term notes

FLL	means (if applicable) the outstanding amount of drawdowns not repaid under the Liquidity Facility

Fe	means the assets of the Issuer of Reference refinanced or to be refinanced by the issuance of Billets de Trésorerie or other short term notes

TLLe	means (if applicable) the amount of drawdowns outstanding under all liquidity facilities available to the Issuer of Reference

FLLe	means (if applicable) the outstanding amount of drawdowns not repaid under all liquidity facilities available to the Issuer of Reference

II. - CALCULATION OF THE TRANSFER FEE as of THE REDEMPTION Date

On each Transaction Date during as of the Redemption Date (excluded) both Originators shall pay the Transfer Fee calculated as follows:

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

     Transfer Fee = SPRA . [SD(io) + CD(io)]

whereby :

“SPRA”	means the Synthetic Period Rate on the Redemption Date

“SD(io)”	means the amount of the Subordinated Deposit on the preceding Transaction Date

“CD(io)”	means the amount of the Complementary Deposit on the preceding Transaction Date

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 8

Trigger Event

PART 1

Receivables Trigger Events

On each Statement Date relating to a Principal Transaction Date, each of the following trigger events shall be defined as a “Receivables Trigger Event” for the purpose of the Agreement:

Receivables
Ratios (R)				Trigger Event
1.	Defaulted Receivables

	Principal Ratio	x	Defaulted Receivables
	as of the previous		since the last Statement Date
	Principal Transaction Date		relating to a Principal Transaction Date

R > 9,2%
Subordinated Deposit
as of the previous Principal Transaction Date

2.	Dilution Ratio

	Principal Ratio	x	Dilution Amounts
	as of the previous		since the last Statement Date
	Principal Transaction Date		relating to a Principal Transaction Date

R > 37%
Subordinated Deposit
as of the previous Principal Transaction Date

3.	Eligible Receivables Ratio

		Net Outstanding Receivables Amount		R < F (Financing)
1 + Subordinated Deposit Rate

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

PART 2

Collections Trigger Events

On each Statement Date relating to a Principal Transaction Date, each of the following trigger events shall be defined as a “Collections Trigger Event” for the purpose of the Agreement:

Ratios (R)		Collections Trigger Event
1.	Deliquency Rolling Average Ratio (see definition in Schedule 1)	R > 1,8%

2.	DSO Rolling Average Ratio (see definition in Schedule 1)	R > 40 days

PART 3

ERoT Trigger Events

On each Statement Date relating to a Principal Transaction Date, each of the following trigger events shall be defined as a “EroT Trigger Event” for the purpose of the Agreement:

•	With regards to Ingram Micro Distribution GmbH

Ratio (R), Indicator (I)		ERoT Trigger Event
1.	Delinquent Payables Rolling Average Ratio (see definition in Schedule 1)	R > 13%

2.	ERoT Indicator (see definition in Schedule 1)	I > 15 days

•	With regards to Compu-Shack-Electronic GmbH

Ratio (R), Indicator (I)		ERoT Trigger Event
1.	Delinquent Payables Rolling Average Ratio (see definition in Schedule 1)	R > 25%

2.	ERoT Indicator (see definition in Schedule 1)	I > 30 days

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 9

Calculation of the Net Outstanding Receivables Amount
and the Overconcentration Limits

with:

“OER”	means the Outstanding Eligible Receivables Amount

“NOR”	means the Net Outstanding Receivables Amount

“D”	means the total Dilutions Outstanding

“yi”	means the Outstanding Eligible Receivables Amount with respect to “the Debtor or Group of Debtors i”;

“ci”	means the Overconcentration Limit with respect to the “Debtor or Group of Debtors i”(in %)

“xi”	means the Overconcentration Amount with respect to the “Debtor or Group of Debtor i”;

“I”	means all the Debtors and Group of Debtors with respect to which a positive Overconcentration Amount has been determined.

with

✓         xi=yi -( ci* NOR)

✓         OER = min [OERD; OERD – max(0 ; MM)]

with

“OER”	means the Outstanding Eligible Receivables Amount

“OERD”	means the Outstanding Eligible Receivables Amount represented by the Originators in the relevant Statement Form

and

“MM”	means the mismatch calculated on each Statement Date M pursuant to the following computation formula:

MM = [(OTRM – OTRM-1)– (Group of Transferred ReceivablesM – CollectionsM)]

with

“OTR”	Outstanding Transferred Receivables Amount

“M”	the current Transaction Date

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HENGELER MUELLER	GMRTSA Update

“M-1”	the previous Transaction Date

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

Debtors or Group of Debtors	ci

Aggregate of the first 4 top Debtors or Group of Debtors	17%

Each of the first 4 top Debtors or Group of Debtors (subject to a special treatment for Proreserv (see below)) Proreserv	5% 8 % if the overdue (61-90 days) Transferred Receivables with respect to Proreserv ≤ 0%

or

5 % if the overdue (61-90 days) Transferred Receivables with respect to Proreserv > 0%

Other Debtors or Group of Debtors different from either the first 4 top Debtors or Proreserv	3%

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 10

Calculation of the Subordinated Deposit Rate

On each Transaction Date (D) which is a Principal Transaction Date, the Subordinated Deposit Rate, in percentage, shall have been calculated as follows:

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 11A

Form of the Originator’s Auditors Certificate (Effective Date)

[Letterhead of PwC]

In [  ] on [  ] 200[  ]

BNP Paribas Bank N.V.
Attention: [   ]
Address: [   ]

By mail and telecopy

Dear Sirs,

This letter is provided pursuant to the German Master Receivables Transfer and Servicing Agreement dated August 14, 2003 made by and between BNP Paribas Bank N.V. as Transferee, Ingram Micro Distribution GmbH and Compu-Shack-Electronic GmbH as Originators and Ingram Micro Holding GmbH as Depositor (hereafter referred to as the “GMRTS Agreement”).

We have made inquiries at the competent court for insolvency proceedings (see Sec. 2 Insolvency Code - Insolvenzgericht) which - in the event of an insolvency - would be responsible for Ingram Micro Distribution GmbH and Compu-Shack-Electronic GmbH at their respective registered addresses whether with regard to these companies, as at the date of this letter,

(i)	a petition for the commencement of the insolvency proceeding has been filed (Sec. 13 subseq Insolvency Code)

(ii)	or whether insolvency proceedings have commenced (Sec. 27 Insolvency Code) on either of these companies

(iii)	or whether a petition has been denied by the insolvency court due to insufficient assets (Sec. 26 Insolvency Code).

An employee of the Insolvency Court has verbally confirmed to us that there are no court documents with regard to any of the circumstances mentioned under (i) to (iii) above.

This letter is provided solely for the purpose set forth in the first paragraph and may not be used for any other purpose.

Yours very truly,

[Signature of a duly authorised representative of the Auditors]

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 11B

Form of the Originator’s Auditors Certificate

[Letterhead of PwC]

In [  ] on [  ] 200[  ]

BNP Paribas Bank N.V.
Attention: [   ]
Address: [   ]

By mail and telecopy

Dear Sirs,

This letter is provided pursuant to the German Master Receivables Transfer and Servicing Agreement dated August 14, 2003 as amended and restated on December 29, 2003 made by and between BNP Paribas Bank N.V. as Transferee, Ingram Micro Distribution GmbH and Compu-Shack Electronic GmbH as Originators and Ingram Micro Holding GmbH as Depositor (hereafter referred to as the “GMRTS Agreement”).

We have made inquiries at the competent court for insolvency proceedings (see Sec. 2 Insolvency Code - Insolvenzgericht) which - in the event of an insolvency - would be responsible for Ingram Micro Distribution GmbH and Compu-Shack-Electronic GmbH at their respective registered addresses whether with regard to these companies, as at the date of this letter,

(iv)	a petition for the commencement of the insolvency proceeding has been filed (Sec. 13 subseq Insolvency Code)

(v)	or whether insolvency proceedings have commenced (Sec. 27 Insolvency Code) on either of these companies

(vi)	or whether a petition has been denied by the insolvency court due to insufficient assets (Sec. 26 Insolvency Code).

An employee of the Insolvency Court has verbally confirmed to us that there are no court documents with regard to any of the circumstances mentioned under (i) to (iii) above.

This letter is provided solely for the purpose set forth in the first paragraph and may not be used for any other purpose.

Yours very truly,

[Signature of a duly authorised representative of the Auditors]

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 12A

Form of the Managing Director’s Certificate (Effective Date)

[Letterhead of Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH]

In [ ] on [ ] 200[ ]

BNP Bank N.V. [Branch ] Attention : [ ]

by mail and telecopy
Dear Sirs,

The undersigned, [  ], managing director (Geschäftsführer) of [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH], a German limited liability company, having its registered offices at [  ], registered in the commercial registry of the Lower Local Court (Amtsgericht )[  ] under registration number HRB [  ], represents, with reference to the German master receivables transfer and servicing agreement dated August 14, 2003 between BNP Paribas Bank N.V. as Transferee, Ingram Micro Distribution GmbH and Compu-Shack-Electronic GmbH as Originators and Ingram Micro Holding GmbH as Depositor (the “GMRTS Agreement”),

to BNP Paribas Bank NV, a Dutch limited liability company, having its registered seat in the Netherlands, Herengracht 477, Postbus 10042, 1101 EA Amsterdam, registered with the Chamber of Commerce in Amsterdam under the number 33 166 364,

(i)	that, to the best of its knowledge, between the closing date of the audited accounts for the fiscal year 2002 and the date hereof, no event has occurred which could constitute a Material Adverse Effect;

(ii)	that [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH] is not under administration, insolvency, bankruptcy, dissolution, receivership or winding up and no stoppage of payments occurs in relation to it; and

(iii)	that there exists no provision currently in force and which has not been removed (with respect to any contract or agreement which is binding on it or to which it is a party) which could impede the execution of the GMRTS Agreement by [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH] or of any of its obligations hereunder, particularly any provisions limiting the transfer of its receivables or negative pledge clauses.

Capitalized terms and expressions in this certificate, unless herein defined shall have the same meaning as ascribed to such terms and expressions in the glossary attached as Schedule 1 to the GMRTS Agreement.

Best regards,

[Signature of the Managing Director of [Ingram Micro Distribution GmbH/Compu-Shack-Electronic

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

GmbH]]

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 12B

Form of the Managing Director’s Certificate

[Letterhead of Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH]

In [ ] on [ ] 200[ ] BNP Bank N.V. [Branch ] Attention : [ ]

by mail and telecopy
Dear Sirs,

The undersigned, [  ], managing director (Geschäftsführer) of [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH], a German limited liability company, having its registered offices at [  ], registered in the commercial registry of the Lower Local Court (Amtsgericht ) [  ] under registration number HRB [  ], represents, with reference to the German master receivables transfer and servicing agreement dated August 14, 2003 as amended and restated on December 29, 2003 between BNP Paribas Bank N.V. as Transferee, Ingram Micro Distribution GmbH and Compu-Shack-Electronic GmbH as Originators and Ingram Micro Holding GmbH as Depositor (the “GMRTS Agreement”),

to BNP Paribas Bank NV, a Dutch limited liability company, having its registered seat in the Netherlands, Herengracht 477, Postbus 10042, 1101 EA Amsterdam, registered with the Chamber of Commerce in Amsterdam under the number 33 166 364,

(i)	that, to the best of its knowledge, between the closing date of the audited accounts for the fiscal year 200[ ] and the date hereof, no event has occurred which could constitute a Material Adverse Effect;

(ii)	that [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH] is not under administration, insolvency, bankruptcy, dissolution, receivership or winding up and no stoppage of payments occurs in relation to it;

(iii)	that there exists no provision currently in force and which has not been removed (with respect to any contract or agreement which is binding on it or to which it is a party) which could impede the execution of the GMRTS Agreement by [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH] or of any of its obligations hereunder, particularly any provisions limiting the transfer of its receivables or negative pledge clauses; and

(iv)	that [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH] will fufill all its obligations under tax laws and applicable interpretative guidelines to provide the relevant tax authorities on a timely basis with all and complete tax returns, filings and reports (including, without limitation, with all monthly self-assessed VAT filings (Umsatzsteuervoranmeldungen) and annual VAT returns (Umsatzsteuerjahreserklärungen); [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH] will use the payments which it receives from the Transferee under the GMRTS Agreement to discharge its VAT liabilities to the competent German tax authorities fully and in a timely manner.

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

Capitalized terms and expressions in this certificate, unless herein defined shall have the same meaning as ascribed to such terms and expressions in the glossary attached as Schedule 1 to the GMRTS Agreement.

Best regards,

[Signature of the Managing Director of [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH]]

BNP / Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 15

Form of ERoT-Certificate

[Letterhead of Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH]

In [ ], on [ ] 200[ ]

BNP Bank N.V. [Branch ] Attention : [ ]

by mail and telecopy
Dear Sirs,

The undersigned, [ ], managing director (Geschäftsführer) of [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH], a German limited liability company, having its registered offices at [ ], registered in the commercial registry of the Lower Local Court (Amtsgericht) [ ] under registration number HRB [ ], represents, with reference to the German master receivables transfer and servicing agreement dated August 14, 2003 as amended and restated on December 29, 2003 between BNP Paribas Bank N.V. as Transferee, Ingram Micro Distribution GmbH and Compu-Shack-Electronic GmbH as Originators and Ingram Micro Holding GmbH as Depositor (the “GMRTS Agreement”),

to BNP Paribas Bank NV, a Dutch limited liability company, having its registered seat in the Netherlands, Herengracht 477, Postbus 10042, 1101 EA Amsterdam, registered with the Chamber of Commerce in Amsterdam under the number 33 166 364, that since the most recent ERoT-Certificate, none of [Ingram Micro Distribution GmbH/Compu-Shack- Electronic GmbH]’s suppliers has withdrawn the authority to collect Receivables which are subject to an Extended Retention of Title Clause.

Capitalized terms and expressions in this certificate, unless herein defined shall have the same meaning as ascribed to such terms and expressions in the glossary attached as Schedule 1 to the GMRTS Agreement.

Best regards,

[Signature of the Managing Director of [Ingram Micro Distribution GmbH/Compu-Shack-Electronic GmbH]]

BNP/ Ingram
HENGELER MUELLER	GMRTSA Update

SCHEDULE 16

Part I: US Guarantee (Collections)

Pursuant to this Guaranty (the “Guaranty”), dated as of ___________ August 2003, Ingram Micro Inc., a Delaware corporation (the “Guarantor”), hereby unconditionally, absolutely and irrevocably guarantees as primary obligor and not as a surety merely, to the Beneficiary (as defined below), with offset or deduction, the full and punctual payment when due of all the retransfer of Collections (as defined under the GMRTS Agreement referred to below) payable by Ingram Micro Distribution GmbH and Compu- Shack-Electronic GmbH, companies organised and existing under the laws of Germany (the “Originators”) and Ingram Micro Holding GmbH, a company organised and existing under the laws of Germany (the “Depositor”), being collectively, the “Obligors”, under the German Master Receivables Transfer and Servicing Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “GMRTS Agreement”) dated __________ August 2003 made by and between the “Obligors” and BNP Bank NV, a company organized and existing under the laws of The Netherlands (thereunder, the “Transferee” and hereunder, the “Beneficiary”); unless otherwise defined herein, all capitalised terms used herein without definition have the meanings provided for in the GMRTS Agreement (all of the foregoing guaranteed obligations being the “Guaranteed Obligations”).

This Guaranty is a continuing guarantee and will extend to the ultimate balance of all sums payable under the Guaranteed Obligations, PROVIDED THAT all payments by the Guarantor hereunder shall be limited to an aggregate maximum amount of Euros 230,000,000 or the US dollar equivalent thereof converted at the spot rate.

Pursuant to this Guaranty, the Guarantor undertakes to pay to BNP Paribas, a company organised and existing under the laws of France, acting hereby as agent on behalf of the Transferee (in this capacity, the “Agent”), any amount denominated in euros requested by the Agent in relation to this Guaranty, upon first written demand sent by the Agent on any Business Day US in the form of Exhibit 1 hereto (the “Notification”) specifying (i) the amount requested for payment by the Guarantor hereunder (the “Requested Amount”) along with explanation of how such Requested Amount is calculated pursuant to the GMRTS Agreement and the date such amount was due from the Obligors, (ii) the account of the Beneficiary (the “Beneficiary’s Account”) and (iii) a certification from an officer of the Agent that the Requested Amount is the past due amount owed by the Obligors to the Beneficiary under the GMRTS Agreement. The Notification shall be sent by the Agent to the Guarantor by facsimile and confirmed by email before 11.00 a.m. (Los Angeles Time) on the date of its receipt (the “Notification Date”). The Guarantor waives any right it may have to dispute such demand and the amount requested to avoid a payment hereunder. The foregoing provision shall be without prejudice to any claim the Guarantor may have against the Beneficiary after the making of any payment pursuant to the terms hereof.

The Guarantor shall send the appropriate payment instructions and confirm the sending thereof to the Agent at the latest at 5.00 p.m. (Los Angeles time) on the Notification Date and credit the Beneficiary’s Account with the Requested Amount in euros and immediately available funds, at the latest at 5.00 p.m. (Los Angeles time) on the fourth Business Day US following the Notification Date.

BNP/ Ingram
HENGELER MUELLER	GMRTSA Update

SECTION I. Consents and Waivers by Guarantor.

(a)	This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall remain in full force and effect irrespective of, and shall not be terminated by, the existence of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the terms of the GMRTS Agreement or any other agreement or instrument relating thereto (the foregoing agreements, documents and instruments being, collectively, the “Credit Documents”), or the rights or obligations of any Obligor under or with respect to any of the Credit Documents. The liability of the Guarantor under this guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)	any lack of validity or enforceability of any Obligor’s obligations under or with respect to any Credit Document;

(ii)	any change, whether or not agreed to by the Beneficiary, in the time, manner or place of payment of, or in any other term of, all or any of the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of provisions of any of the Credit Documents;

(iii)	the lack of power or authority of any of the Obligors to execute and deliver any of the Credit Documents, any set-off or counterclaim which may at time be available to or assorted by any Obligor against the Beneficiary with respect to such Obligor’s obligations under any of the Credit Documents; the existence or continuance of any Obligor as a legal entity; the consolidation or merger of any Obligor with or into any other corporation, or the sale, lease or other disposition by any Obligor of all or substantially all of its assets to any other business entity, whether or not effected in compliance with provisions of any of the Credit Documents; or the bankruptcy or insolvency of any Obligor, the admission in waiting by any Obligor of its inability to pay its debts as they mature, or the making by any Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors; and

(iv)	any other circumstance which might otherwise constitute a defence available to, or legal or equitable discharge of, the Obligors or the Guarantor;

it being the purpose and intent of this Guaranty that the obligation of the Guarantor hereunder shall be absolute, unconditional and irrevocable and shall not be discharged or terminated except by full and complete performance of all of the Guaranteed Obligations but without prejudice to any claim the Guarantor may have against the Beneficiary after the making of any payment pursuant to the terms hereof.

(b)	The Guarantor agrees that it is directly and primarily liable to the Beneficiary, that the obligations hereunder are independent of the obligations of each Obligor, and that a separate action or actions may be brought and presented against the Guarantor, whether or not an action is brought against any of the Obligors or any other person, or whether the Obligors or any other person is joined in any such action or actions. The Guarantor agrees that any releases which may be given by the Beneficiary to any Obligor or endorser shall not release it from this Guaranty.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

(c)	The Guarantor does hereby waive and relinquish, so far as it may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption law or laws now in effect or hereafter enacted, and also waives promptness, diligence, notice of acceptance, default, dishonour, non-payment, non-performance or any other notice to or upon any Obligors or the Guarantor.

3.2	No Subrogation

(a)	Any and all present and future debts and obligations of each Obligor to the Guarantor, including rights of reimbursement and subrogation, are hereby postponed in favour of and subordinated to the payment in full in cash of all of the Guaranteed Obligations.

(b)	Notwithstanding any payment or payments made or expenses incurred by the Guarantor pursuant to this Guaranty, the Guarantor shall not be subrogated, in whole or in part, to the rights of the Beneficiary against any Obligor under the Credit Documents until the Guaranteed Obligations shall have been paid in cash in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Beneficiary and, in addition, shall forthwith be paid to the Agent for the account of the Beneficiary to be credited and applied upon the Guaranteed Obligations if then matured or forthwith be repaid to the relevant Obligor if such obligations are then unmatured. The Guarantor hereby agrees that, as between itself on the one hand and the Beneficiary on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration as against any Obligors and that, in the event of any such declaration, the Guaranteed Obligations (whether or not then due and payable by any Obligors) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty.

3.3	Reinstatement of Guaranty

This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of any Obligor, the Guarantor or otherwise, all as though such payment had not been made.

3.4	Undertakings of the Guarantor

1.	The Guarantor undertakes not to permit that at any time during this Guaranty:

(a)	the ratio of (x) Consolidated EBITDA for any period of four consecutive Fiscal Periods of the Guarantor to (y) Consolidated Interest Charges for such period to be less than 2.5 to 1.0; provided that, for purposes of calculating the preceding ratio the contribution of any Subsidiary of the Guarantor acquired (to the extent the acquisition is treated for accounting purposes as a purchase) during those four Fiscal Periods to Consolidated EBITDA shall be calculated on a pro forma basis as if it had been a Subsidiary of the Guarantor during all of those four Fiscal Periods.

(b)	the Consolidated Tangible Net Worth at the end of any Fiscal Period to be less than the sum of (i) USD 991,445,000, plus (ii) 50 % of Consolidated Net Income (without taking into account any losses incurred in any Fiscal Year of the Guarantor) for each Fiscal Year of the Guarantor ended on or after December 28, 2002.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

The accounting terms used in bold type for the calculation of the ratios under l.(a) and l.(b) above (the “Financial Ratios”) shall have the meaning ascribed to them in Exhibit 3 hereto.

2.	The Guarantor undertakes to provide the Agent with its annual consolidated audited accounts for each of its fiscal year (and for the first time for the fiscal year ended on December 28, 2002) no later than 90 days after the end of each subsequent fiscal year.

3.	Assignment - Successors

This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of the Beneficiary hereunder and its successors and assigns and shall be considered to be assigned upon the assignment or transfer by the Beneficiary of any of its rights and obligations under the Credit Documents without requiring any act of or consent or acknowledgment from the Guarantor. In furtherance of the foregoing, the Guarantor shall execute and deliver to any assignee or transferee or the Beneficiary such additional counterparts of this Guaranty as the Agent, on behalf of the Beneficiary, may request in writing at any time and from time to time.

3.6	Governing law - Submission to jurisdiction

This guarantee shall be governed by and its provisions construed under the laws of the State of California any litigation based hereon, or arising out of, under, or in connection with, this guaranty or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Beneficiary or the Guarantor pursuant to this guaranty shall be brought and maintained, to the extent permitted by applicable law, exclusively in the state or federal courts in the State of California. The Guarantor hereby expressly and irrevocably submits to such jurisdiction for the purpose of any such litigation as set forth above and irrevocably consents to the service of any and all process in such litigation or proceeding by the mailing of copies of such process to the Guarantor at its address specified in Exhibit 2 hereto, in each case marked for the attention of the Worldwide Treasurer and the General Counsel, Ingram Micro Inc., or by personal service within or without the State of California in the manner permitted by the laws of each such state.

3.7	Miscellaneous Provisions

(a)	No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor here from, shall in any event be effective unless the same shall be in writing and signed by the Agent on behalf of the Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)	All notices and other communications provided to any party hereto shall be made in the manner, and subject to the provisions set forth in Exhibit 2 hereto.

(c)	Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

(d)	Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision of the remaining provisions of this Guaranty.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

3.8	Waives of Jury Trial

The Beneficiary and the Guarantor hereby knowing, voluntarily and intentionally waive any rights they may have to a by jury in respect of any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Beneficiary or the Guarantor.

[Remainder of page intentionally blank
Signature pages to follow.]

HENGELER MUELLER	BNP / Ingram GMRTSA Update

IN WITNESS WHEREOF, the undersigned corporation has caused this Guaranty to be executed on its behalf as of the date above written by one of its officers duly authorised thereto.

INGRAM MICRO INC., a corporation
organised and existing under the laws of the State
of Delaware,
United States of America

By

Thomas A. Madden,
Executive Vice President and Chief Financial
Officer

HENGELER MUELLER	BNP / Ingram GMRTSA Update

Exhibit 3

Definitions of accounting terms

The accounting terms used in bold type in Section 3.4 (Undertakings of the Guarantor) § 1 shall have the following meanings:

     “Business Improvement Program Charges” means, for any period, the aggregate business improvement program charges recorded in accordance with GAAP by the Guarantor and its Consolidated Subsidiaries during such period with respect to the comprehensive business improvement program described in the September 18, 2002 press release of the Guarantor.

     “Capitalized Lease Liabilities” of any Person means, at any time, any obligation of such Person at such time to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including FASB Statement 13) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person at the time incurred; and for purposes of this Guaranty the amount of such obligation shall be the capitalized amount thereof determined in accordance with such FASB Statement 13.

     “Cash Business Improvement Program Charges” means Business Improvement Program Charges that will require a corresponding cash expenditure.

     “Consolidated Assets” means, at any date, the total assets of the Guarantor and its Consolidated Subsidiaries that would be reflected on a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at such date in accordance with GAAP.

     “Consolidated EBITDA” means, for any period, Consolidated Income (or Loss) from Operations for such period adjusted by adding thereto (a) the amount of all amortization of intangibles, depreciation and any other non-cash charges that were deducted in arriving at Consolidated Income (or Loss) from Operations for such period and (b) the amount of Cash Business Improvement Program Charges recorded in accordance with GAAP during such period; provided that the cumulative amount of Cash Business Improvement Program Charges added may not exceed $50,000,000.

     “Consolidated Income (or Loss) from Operations” means, for any period, the amount of “income or loss from operations” (or any substituted or replacement line item) reflected on a consolidated statement of income of the Guarantor and its Consolidated Subsidiaries for such period in accordance with GAAP.

     “Consolidated Interest Charges” means, for any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Guarantor and its Consolidated Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and its Consolidated Subsidiaries in accordance with GAAP):

(a)	aggregate Net Interest Expense for such period plus, to the extent not deducted in determining Consolidated Net Income for such period, the amount of all interest previously capitalized or deferred that was amortized during such period, plus

(b)	all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, plus

HENGELER MUELLER	BNP / Ingram GMRTSA Update

(c)	all attributable interest, fees in lieu of interest and “losses on sales of receivables” (or any substituted or replacement line item) reflected on a consolidated statement of income of the Guarantor and its Consolidated Subsidiaries for such period, in each case associated with any securitization program by the Guarantor or any of its Consolidated Subsidiaries.

     “Consolidated Liabilities” means, at any date, the sum of all obligations of the Guarantor and its Consolidated Subsidiaries that would be reflected on a consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at such date in accordance with GAAP.

     “Consolidated Net Income” means, for any period, the consolidated net income of the Guarantor and its Consolidated Subsidiaries as reflected on a consolidated statement of income of the Guarantor and its Consolidated Subsidiaries for such period in accordance with GAAP.

     “Consolidated Stockholders’ Equity” means, at any date:

(a)	Consolidated Assets as at such date,

     less

(b)	Consolidated Liabilities as at such date.

     “Consolidated Subsidiary” means any Subsidiary whose financial statements are required in accordance with GAAP to be consolidated with the consolidated financial statements delivered by the Guarantor from time to time.

     “Consolidated Tangible Net Worth” means, at any date:

(a)	Consolidated Stockholders’ Equity as at such date plus the accumulated aftertax amount of non-cash charges and adjustments to income and Consolidated Stockholders’ Equity attributable to employee stock options and stock purchases through such date, less

(b)	goodwill and other Intangible Assets of the Guarantor and its Consolidated Subsidiaries.

     “Fiscal Period” means a fiscal period of the Guarantor or any of its Subsidiaries, which shall be either a calendar quarter or an aggregate period comprised of three (3) consecutive periods of four (4) weeks and five (5) weeks (or, on occasion, six (6) weeks instead of five), currently commencing on or about each January 1, April 1, July 1 or October 1.

     “Fiscal Year” means, with respect to any Person, the fiscal year of such Person. The term Fiscal Year, when used without reference to any Person, shall mean a Fiscal Year of the Guarantor, which currently ends on the Saturday nearest December 31.

     “GAAP” means U.S. generally accepted accounting principles as of the date hereof provided however, that if, after the date hereof, there shall be any change in the Guarantor’s Fiscal Year or GAAP (whether such modification is adopted or imposed by the Federal Accounting Standards Board, the American Institute of Certified Public Accountants or any other professional body) which changes result in a change in the method of calculation of financial covenants set forth herein, the parties hereto

HENGELER MUELLER	BNP / Ingram GMRTSA Update

agree to promptly enter into negotiations in order to amend such financial covenants so as to reflect equitably such changes, with the desired result that the evaluations of the Guarantor’s financial condition shall be the same after such changes as if such changes had not been made; provided, further, that until the parties hereto have reached a definitive agreement on such amendments, the Guarantor’s financial condition shall continue to be evaluated on the same principles as those in effect on the date hereof.

     “Intangible Assets” means, with respect to any Person, that portion of the book value of the assets of such Person which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brands, trade secrets, customer lists, copyrights, patents, licenses, franchise conversion rights and rights with respect to any of the foregoing and all unamortized debt or equity discount and expenses.

     “Net Interest Expense” means, for any applicable period, the aggregate interest expense of the Guarantor and its Consolidated Subsidiaries (including computed interest on Capitalized Lease Liabilities) deducted in determining Consolidated Net Income for such period, net of interest income of the Guarantor and its Consolidated Subsidiaries included in determining Consolidated Net Income for such applicable period.

     “Person” means any natural person, company, partnership, firm, limited liability company or partnership, association, trust, government, government agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     “Subsidiary” means, with respect to any Person, any corporation, company, partnership or other entity of which more than fifty percent (50%) of the outstanding shares or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of, or other persons performing similar functions for, such corporation, company, partnership or other entity (irrespective of whether at the time shares or other ownership interests of any other class or classes of such corporation, company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

Part II: US Guarantee (Fees)

Pursuant to this Guaranty (the “Guaranty”), dated as of ____ August 2003, Ingram Micro Inc., a Delaware corporation (the “Guarantor”), hereby unconditionally, absolutely and irrevocably guarantees as primary obligor and not as a surety merely, to the Beneficiary (as defined below), with offset or deduction, the full and punctual payment when due of whole or part of the Total Fees and Expenses (as defined under the GMRTS Agreement referred to below) payable by Ingram Micro Distribution GmbH and Compu-Shack-Electronic GmbH, companies organised and existing under the laws of Germany (the “Originators”) and Ingram Micro Holding GmbH, a company organised and existing under the laws of Germany (the “Depositor”), being collectively, the “Obligors”, under the German Master Receivables Transfer and Servicing Agreement (together with all amendments and other modifications, if any, from time to time made to it, the “GMRTS Agreement”) dated _____ August 2003 made by and between the “Obligors” and BNP Bank NV, a company organized and existing under the laws of The Netherlands (thereunder, the “Transferee” and hereunder, the “Beneficiary”); unless otherwise defined herein, all capitalised terms used herein without definition have the meanings provided for in the GMRTS Agreement (all of the foregoing guaranteed obligations being the “Guaranteed Obligations”).

This Guaranty is a continuing guarantee and will extend to the ultimate balance of all sums payable under the Guaranteed Obligations, PROVIDED THAT all payments by the Guarantor hereunder shall be limited to an aggregate maximum amount of Euros 15,000,000 or the US dollar equivalent thereof converted at the spot rate.

Pursuant to this Guaranty, the Guarantor undertakes to pay to BNP Paribas, a company organised and existing under the laws of France, acting hereby as agent on behalf of the Transferee (in this capacity, the “Agent”), any amount denominated in euros requested by the Agent in relation to this Guaranty, upon first written demand sent by the Agent on any Business Day US in the form of Exhibit 1 hereto (the “Notification”) specifying (i) the amount requested for payment by the Guarantor hereunder (the “Requested Amount”) along with explanation of how such Requested Amount is calculated pursuant to the GMRTS Agreement and the date such amount was due from the Obligors, (ii) the account of the Beneficiary (the “Beneficiary’s Account”) and (iii) a certification from an officer of the Agent that the Requested Amount is the past due amount owed by the Obligors to the Beneficiary under the GMRTS Agreement. The Notification shall be sent by the Agent to the Guarantor by facsimile and confirmed by email before 11.00 a.m. (Los Angeles Time) on the date of its receipt (the “Notification Date”). The Guarantor waives any right it may have to dispute such demand and the amount requested to avoid a payment hereunder. The foregoing provision shall be without prejudice to any claim the Guarantor may have against the Beneficiary after the making of any payment pursuant to the terms hereof.

The Guarantor shall send the appropriate payment instructions and confirm the sending thereof by mail to the Agent at the latest at 5.00 p.m. (Los Angeles time) on the Notification Date and credit the Beneficiary’s Account with the Requested Amount in euros and immediately available funds, at the latest at 5.00 p.m. (Los Angeles time) on the fourth Business Day US following the Notification Date.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

SECTION I. Consents and Waivers by Guarantor.

(a)	This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall remain in full force and effect irrespective of, and shall not be terminated by, the existence of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the terms of the GMRTS Agreement or any other agreement or instrument relating thereto (the foregoing agreements, documents and instruments being, collectively, the “Credit Documents”), or the rights or obligations of any Obligor under or with respect to any of the Credit Documents. The liability of the Guarantor under this guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i)	any lack of validity or enforceability of any Obligor’s obligations under or with respect to any Credit Document;

(ii)	any change, whether or not agreed to by the Beneficiary, in the time, manner or place of payment of, or in any other term of, all or any of the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of provisions of any of the Credit Documents;

(iii)	the lack of power or authority of any of the Obligors to execute and deliver any of the Credit Documents, any set-off or counterclaim which may at time be available to or assorted by any Obligor against the Beneficiary with respect to such Obligor’s obligations under any of the Credit Documents; the existence or continuance of any Obligor as a legal entity; the consolidation or merger of any Obligor with or into any other corporation, or the sale, lease or other disposition by any Obligor of all or substantially all of its assets to any other business entity, whether or not effected in compliance with provisions of any of the Credit Documents; or the bankruptcy or insolvency of any Obligor, the admission in waiting by any Obligor of its inability to pay its debts as they mature, or the making by any Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors; and

(iv)	any other circumstance which might otherwise constitute a defence available to, or legal or equitable discharge of, the Obligors or the Guarantor;

it being the purpose and intent of this Guaranty that the obligation of the Guarantor hereunder shall be absolute, unconditional and irrevocable and shall not be discharged or terminated except by full and complete performance of all of the Guaranteed Obligations but without prejudice to any claim the Guarantor may have against the Beneficiary after the making of any payment pursuant to the terms hereof.

(b)	The Guarantor agrees that it is directly and primarily liable to the Beneficiary, that the obligations hereunder are independent of the obligations of each Obligor, and that a separate action or actions may be brought and presented against the Guarantor, whether or not an action is brought against any of the Obligors or any other person, or whether the Obligors or any other person is joined in any such action or actions. The Guarantor agrees that any releases which may be given by the Beneficiary to any Obligor or endorser shall not release it from this Guaranty.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

(c)	The Guarantor does hereby waive and relinquish, so far as it may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption law or laws now in effect or hereafter enacted, and also waives promptness, diligence, notice of acceptance, default, dishonour, non-payment, non-performance or any other notice to or upon any Obligors or the Guarantor.

3.2	No Subrogation

(a)	Any and all present and future debts and obligations of each Obligor to the Guarantor, including rights of reimbursement and subrogation, are hereby postponed in favour of and subordinated to the payment in full in cash of all of the Guaranteed Obligations.

(b)	Notwithstanding any payment or payments made or expenses incurred by the Guarantor pursuant to this Guaranty, the Guarantor shall not be subrogated, in whole or in part, to the rights of the Beneficiary against any Obligor under the Credit Documents until the Guaranteed Obligations shall have been paid in cash in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Beneficiary and, in addition, shall forthwith be paid to the Agent for the account of the Beneficiary to be credited and applied upon the Guaranteed Obligations if then matured or forthwith be repaid to the relevant Obligor if such obligations are then unmatured. The Guarantor hereby agrees that, as between itself on the one hand and the Beneficiary on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration as against any Obligors and that, in the event of any such declaration, the Guaranteed Obligations (whether or not then due and payable by any Obligors) shall forthwith become due and payable by the Guarantor for purposes of this Guaranty.

3.3	Reinstatement of Guaranty

This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Beneficiary upon the insolvency, bankruptcy or reorganization of any Obligor, the Guarantor or otherwise, all as though such payment had not been made.

3.4	Undertakings of the Guarantor

1.	The Guarantor undertakes not to permit that at any time during this Guaranty:

(a)	the ratio of (x) Consolidated EBITDA for any period of four consecutive Fiscal Periods of the Guarantor to (y) Consolidated Interest Charges for such period to be less than 2.5 to 1.0; provided that, for purposes of calculating the preceding ratio the contribution of any Subsidiary of the Guarantor acquired (to the extent the acquisition is treated for accounting purposes as a purchase) during those four Fiscal Periods to Consolidated EBITDA shall be calculated on a pro forma basis as if it had been a Subsidiary of the Guarantor during all of those four Fiscal Periods.

(b)	the Consolidated Tangible Net Worth at the end of any Fiscal Period to be less than the sum of (i) USD 991,445,000, plus (ii) 50 % of Consolidated Net Income (without taking into account any losses incurred in any Fiscal Year of the Guarantor) for each Fiscal Year of the Guarantor ended on or after December 28, 2002.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

The accounting terms used in bold type for the calculation of the ratios under l.(a) and 1 .(b) above (the “Financial Ratios”) shall have the meaning ascribed to them in Exhibit 3 hereto.

2.	The Guarantor undertakes to provide the Agent with its annual consolidated audited accounts for each of its fiscal year (and for the first time for the fiscal year ended on December 28, 2002) no later than 90 days after the end of each subsequent fiscal year.

3.	Assignment - Successors

This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of the Beneficiary hereunder and its successors and assigns and shall be considered to be assigned upon the assignment or transfer by the Beneficiary of any of its rights and obligations under the Credit Documents without requiring any act of or consent or acknowledgment from the Guarantor. In furtherance of the foregoing, the Guarantor shall execute and deliver to any assignee or transferee or the Beneficiary such additional counterparts of this Guaranty as the Agent, on behalf of the Beneficiary, may request in writing at any time and from time to time.

3.6	Governing law - Submission to jurisdiction

This guarantee shall be governed by and its provisions construed under the laws of the State of California any litigation based hereon, or arising out of, under, or in connection with, this guaranty or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Beneficiary or the Guarantor pursuant to this guaranty shall be brought and maintained, to the extent permitted by applicable law, exclusively in the state or federal courts in the State of California. The Guarantor hereby expressly and irrevocably submits to such jurisdiction for the purpose of any such litigation as set forth above and irrevocably consents to the service of any and all process in such litigation or proceeding by the mailing of copies of such process to the Guarantor at its address specified in Exhibit 2 hereto, in each case marked for the attention of the Worldwide Treasurer and the General Counsel, Ingram Micro Inc., or by personal service within or without the State of California in the manner permitted by the laws of each such state.

3.7	Miscellaneous Provisions

(a)	No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor here from, shall in any event be effective unless the same shall be in writing and signed by the Agent on behalf of the Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)	All notices and other communications provided to any party hereto shall be made in the manner, and subject to the provisions set forth in Exhibit 2 hereto.

(c)	Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

(d)	Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision of the

HENGELER MUELLER	BNP / Ingram GMRTSA Update

remaining provisions of this Guaranty.

3.8	Waives of Jury Trial

The Beneficiary and the Guarantor hereby knowing, voluntarily and intentionally waive any rights they may have to a by jury in respect of any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Beneficiary or the Guarantor.

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SIGNATURE PAGES TO FOLLOW.]

HENGELER MUELLER	BNP / Ingram GMRTSA Update

IN WITNESS WHEREOF, the undersigned corporation has caused this Guaranty to be executed on its behalf as of the date above written by one of its officers duly authorised thereto.

INGRAM MICRO INC., a corporation
organised and existing under the laws of the State
of Delaware,
United States of America

By

Thomas A. Madden, Executive Vice President
and Chief Financial Officer

HENGELER MUELLER	BNP / Ingram GMRTSA Update

Exhibit 3

Definitions of accounting terms

The accounting terms used in bold type in Section 3.4 (Undertakings of the Guarantor) § 1 shall have the following meanings:

     “Business Improvement Program Charges” means, for any period, the aggregate business improvement program charges recorded in accordance with GAAP by the Guarantor and its Consolidated Subsidiaries during such period with respect to the comprehensive business improvement program described in the September 18, 2002 press release of the Guarantor.

     “Capitalized Lease Liabilities” of any Person means, at any time, any obligation of such Person at such time to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including FASB Statement 13) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person at the time incurred; and for purposes of this Guaranty the amount of such obligation shall be the capitalized amount thereof determined in accordance with such FASB Statement 13.

     “Cash Business Improvement Program Charges” means Business Improvement Program Charges that will require a corresponding cash expenditure.

     “Consolidated Assets” means, at any date, the total assets of the Guarantor and its Consolidated Subsidiaries that would be reflected on a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at such date in accordance with GAAP.

     “Consolidated EBITDA” means, for any period, Consolidated Income (or Loss) from Operations for such period adjusted by adding thereto (a) the amount of all amortization of intangibles, depreciation and any other non-cash charges that were deducted in arriving at Consolidated Income (or Loss) from Operations for such period and (b) the amount of Cash Business Improvement Program Charges recorded in accordance with GAAP during such period; provided that the cumulative amount of Cash Business Improvement Program Charges added may not exceed $50,000,000.

     “Consolidated Income (or Loss) from Operations” means, for any period, the amount of “income or loss from operations” (or any substituted or replacement line item) reflected on a consolidated statement of income of the Guarantor and its Consolidated Subsidiaries for such period in accordance with GAAP.

     “Consolidated Interest Charges” means, for any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Guarantor and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and its Consolidated Subsidiaries in accordance with GAAP):

(a)	aggregate Net Interest Expense for such period plus, to the extent not deducted in determining Consolidated Net Income for such period, the amount of all interest previously capitalized or deferred that was amortized during such period, plus

(b)	all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, plus

HENGELER MUELLER	BNP / Ingram GMRTSA Update

(c)	all attributable interest, fees in lieu of interest and “losses on sales of receivables” (or any substituted or replacement line item) reflected on a consolidated statement of income of the Guarantor and its Consolidated Subsidiaries for such period, in each case associated with any securitization programs by the Guarantor or any of its Consolidated Subsidiaries.

     “Consolidated Liabilities” means, at any date, the sum of all obligations of the Guarantor and its Consolidated Subsidiaries that would be reflected on a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at such date in accordance with GAAP.

     “Consolidated Net Income” means, for any period, the consolidated net income of the Guarantor and its Consolidated Subsidiaries as reflected on a consolidated statement of income of the Guarantor and its Consolidated Subsidiaries for such period in accordance with GAAP.

     “Consolidated Stockholders’ Equity” means, at any date:

(a)	Consolidated Assets as at such date,

     less

(c)	Consolidated Liabilities as at such date.

     “Consolidated Subsidiary” means any Subsidiary whose financial statements are required in accordance with GAAP to be consolidated with the consolidated financial statements delivered by the Guarantor from time to time.

     “Consolidated Tangible Net Worth” means, at any date:

(c)	Consolidated Stockholders’ Equity as at such date plus the accumulated after-tax amount of non-cash charges and adjustments to income and Consolidated Stockholders’ Equity attributable to employee stock options and stock purchases through such date, less

(d)	goodwill and other Intangible Assets of the Guarantor and its Consolidated Subsidiaries.

     “Fiscal Period” means a fiscal period of the Guarantor or any of its Subsidiaries, which shall be either a calendar quarter or an aggregate period comprised of three (3) consecutive periods of four (4) weeks and five (5) weeks (or, on occasion, six (6) weeks instead of five), currently commencing on or about each January 1, April 1, July 1 or October 1.

     “Fiscal Year” means, with respect to any Person, the fiscal year of such Person. The term Fiscal Year, when used without reference to any Person, shall mean a Fiscal Year of the Guarantor, which currently ends on the Saturday nearest December 31.

     “GAAP” means U.S. generally accepted accounting principles as of the date hereof provided however, that if, after the date hereof, there shall be any change in the Guarantor’s Fiscal Year or GAAP (whether such modification is adopted or imposed by the Federal Accounting Standards Board, the American Institute of Certified Public Accountants or any other professional body) which changes result in a change in the method of calculation of financial covenants set forth herein, the parties hereto

HENGELER MUELLER	BNP / Ingram GMRTSA Update

agree to promptly enter into negotiations in order to amend such financial covenants so as to reflect equitably such changes, with the desired result that the evaluations of the Guarantor’s financial condition shall be the same after such changes as if such changes had not been made; provided, further, that until the parties hereto have reached a definitive agreement on such amendments, the Guarantor’s financial condition shall continue to be evaluated on the same principles as those in effect on the date hereof.

     “Intangible Assets” means, with respect to any Person, that portion of the book value of the assets of such Person which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brands, trade secrets, customer lists, copyrights, patents, licenses, franchise conversion rights and rights with respect to any of the foregoing and all unamortized debt or equity discount and expenses.

     “Net Interest Expense” means, for any applicable period, the aggregate interest expense of the Guarantor and its Consolidated Subsidiaries (including computed interest on Capitalized Lease Liabilities) deducted in determining Consolidated Net Income for such period, net of interest income of the Guarantor and its Consolidated Subsidiaries included in determining Consolidated Net Income for such applicable period.

     “Person” means any natural person, company, partnership, firm, limited liability company or partnership, association, trust, government, government agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     “Subsidiary” means, with respect to any Person, any corporation, company, partnership or other entity of which more than fifty percent (50%) of the outstanding shares or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of, or other persons performing similar functions for, such corporation, company, partnership or other entity (irrespective of whether at the time shares or other ownership interests of any other class or classes of such corporation, company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

SCHEDULE 17

Liquidity Fees

-	if no drawdown is made pursuant to the Liquidity Agreement, a commitment fee calculated at an annual interest rate of: (i) maximum 0.75% for the period starting from the execution date of this Agreement and ending on the last Transaction Date occurring prior to the third anniversary date of the execution date of this Agreement; then (ii) maximum 0.45% for the two (2) successive periods of 364 days each subsequent to the period mentioned in (i) above and for which the Liquidity Agreement may be renewed in accordance with its terms, provided that (A) the same annual interest rate shall be applied if the Final Transfer Date is extended pursuant to Clause 4 (D) of the German Master Receivables Agreement the above rates shall be applied on the 102% of the Maximum Financing Amount; and

-	if a drawdown is made pursuant to the Liquidity Agreement, EURIBOR + maximum 1.30% (or EONIA + 1.30% for a period of less than one (1) calendar month).

The applicable EURIBOR and EONIA upon the financing costs of the Issuer of Reference in connection with the Liquidity Agreement shall be the one published the day upon which a drawing is made under such agreement.

HENGELER MUELLER	BNP / Ingram GMRTSA Update

EXECUTION PAGE

BNP PARIBAS BANK N.V.

By:

INGRAM MICRO DISTRIBUTION GMBH

By:

COMPU-SHACK-ELECTRONIC GMBH

By:

INGRAM MICRO HOLDING GMBH

By: